Exhibit 99.1
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018
News Release

FOR IMMEDIATE RELEASE	July 15, 2015
FOR MORE INFORMATION CONTACT:
Edward J. Wehmer, President & Chief Executive Officer
David A. Dykstra, Senior Executive Vice President, Chief Operating Officer & Treasurer
(847) 939-9000
Web site address: www.wintrust.com

Wintrust Financial Corporation Reports Record Second Quarter 2015 Net Income of $43.8 Million, an Increase of 12% Over First Quarter 2015, and Year-to-Date 2015 Net Income of $82.9 Million, an Increase of 13% Over the Prior Year
ROSEMONT, ILLINOIS – Wintrust Financial Corporation (“Wintrust” or “the Company”) (Nasdaq: WTFC) announced net income of $43.8 million or $0.85 per diluted common share for the second quarter of 2015 compared to net income of $39.1 million or $0.76 per diluted common share for the first quarter of 2015 and $38.5 million or $0.76 per diluted common share for the second quarter of 2014. The Company recorded net income of $82.9 million or $1.61 per diluted common share for the first six months of 2015 compared to net income of $73.0 million or $1.44 per diluted common share for the same period of 2014.
Highlights compared with the First Quarter of 2015*:

•	Total loans, excluding covered loans and mortgage loans held-for-sale, increased by $561 million, or 15% on annualized basis, to $15.5 billion

•	Total deposits increased by $144 million, or 3% on an annualized basis, to $17.1 billion

•	Net interest income increased $5.0 million primarily due to strong loan growth in the quarter

•	Mortgage banking revenue increased by $8.2 million to $36.0 million

•
Non-performing loans as a percentage of total loans, excluding covered loans, decreased to 0.49% from 0.55% and the allowance for loan losses as a percentage of total non-performing loans, excluding covered loans, increased to 131% from 116%

•	Maintained strong capital ratios with a tangible common equity ratio, assuming full conversion of convertible preferred stock, of 8.4%

•	Acquisition-related expenses increased by $385,000 to $1.1 million

•	Completed issuance of perpetual preferred stock resulting in estimated net proceeds of $120.8 million

•	Opened new banking location in Kenosha, Wisconsin

* See "Supplemental Financial Measures/Ratios" on page 14/15 for more information on non-GAAP measures.

Edward J. Wehmer, President and Chief Executive Officer, commented, “All aspects of our business performed solidly in the second quarter as evidenced by the quarter-over-quarter and year-to-date double digit earnings growth. We reported record net income of $43.8 million for the second quarter of 2015, a 12% increase over the first quarter of 2015 and a 14% increase over the second quarter of 2014. On a year-to-date basis, we reported net income of $82.9 million, a 13% increase over the $73.0 million recorded for the first half of 2014. Continued strong loan growth and mortgage banking operations, a stable net interest margin, improved credit quality metrics and improved net overhead ratio fueled the record results in this quarter."
Mr. Wehmer continued, “We experienced balanced loan growth among all of our loan categories. Excluding covered loans and mortgage loans held-for-sale, loans grew $561 million, or 15% on an annualized basis, over the first quarter of 2015. Our loan pipelines remain consistently strong. Our loan-to-deposit ratio of 92.8% exceeded our stated goal of 85% to 90% during the quarter in order to accommodate the additional liquidity we receive when we close on the three previously announced bank acquisitions. The first of these, North Bank, closed on July 1, 2015 and the remainder are expected to close in the next thirty days. Deposits in the second quarter of 2015 increased $144 million with demand deposits now comprising 23% of our overall deposit base."

Commenting on credit quality, Mr. Wehmer noted, “The Company has continued its practice of timely addressing and resolving non-performing credits during the current quarter, resulting in non-performing loans decreasing to $76.6 million. The allowance for loan losses as a percentage of non-performing loans, excluding covered loans, increased to 131% during the quarter, exhibiting greater coverage for non-performing credits. Additionally, low net charge-offs continued in the current quarter with net charge-offs totaling $3.9 million, while our provision for credit losses increased compared to recent quarters as a result of the strong loan growth during the current quarter. Overall, credit quality metrics improved during the period, continuing to rival the pre-credit crisis levels experienced between 2005 and 2008. We believe that the Company's reserves remain appropriate."

Mr. Wehmer further commented, “Our mortgage banking business continued its positive momentum in the second quarter resulting in an increase in mortgage banking revenue of $8.2 million as compared to the first quarter of 2015. The increase in mortgage banking revenue was primarily a result of higher origination volumes in the current quarter as purchase originations increased due to activity during the traditional spring purchase market. We believe that our mortgage banking business remains well positioned to grow both organically and through acquisitions."

Turning to the future, Mr. Wehmer stated, “Wintrust is continuing on its stated approach of consistent and steady growth in all pertinent financial metrics and the franchise itself. In the third quarter we expect to add nearly a billion dollars of assets to the balance sheet through the closing of our previously announced acquisitions. These acquisitions will result in material cost savings opportunities which will allow us to leverage our existing infrastructure. During the second quarter we raised additional capital to support our continued growth. Acquisition opportunities exist in all areas of our business. We also expect to continue organic growth at historical levels. During the second quarter we opened one branch and have several more under development. Loan pipelines remain strong and we are very well positioned from an interest rate sensitivity standpoint. In short, we believe we are advantageously situated to achieve our financial goals and our goal of becoming Chicago’s bank and Wisconsin’s bank."

The graphs below illustrate certain highlights of the second quarter of 2015.

Wintrust’s key operating measures and growth rates for the second quarter of 2015, as compared to the sequential and linked quarters, are shown in the table below:

				% or(5) basis point (bp)change from 1st Quarter 2015		% or basis point (bp) change from 2nd Quarter 2014
	Three Months Ended
(Dollars in thousands)	June 30, 2015	March 31, 2015	June 30, 2014
Net income	$43,831	$39,052	$38,541	12%		14%
Net income per common share – diluted	$0.85	$0.76	$0.76	12%		12%
Net revenue (1)	$233,905	$216,432	$203,282	8%		15%
Net interest income	$156,892	$151,891	$149,180	3%		5%
Net interest margin (2)	3.41%	3.42%	3.62%	(1)	bp	(21)	bp
Net overhead ratio (2) (3)	1.53%	1.69%	1.74%	(16)	bp	(21)	bp
Efficiency ratio (2) (4)	65.64%	67.90%	65.36%	(226)	bp	28	bp
Return on average assets	0.87%	0.80%	0.84%	7	bp	3	bp
Return on average common equity	8.38%	7.64%	8.03%	74	bp	35	bp
Return on average tangible common equity	10.86%	9.96%	10.43%	90	bp	43	bp
At end of period
Total assets	$20,799,924	$20,382,271	$18,895,681	8%		10%
Total loans, excluding loans held-for-sale, excluding covered loans	$15,513,650	$14,953,059	$13,749,996	15%		13%
Total loans, including loans held-for-sale, excluding covered loans	$16,010,933	$15,399,414	$14,113,623	16%		13%
Total deposits	$17,082,418	$16,938,769	$15,556,376	3%		10%
Total shareholders’ equity	$2,264,982	$2,131,074	$1,998,235	25%		13%

(1)	Net revenue is net interest income plus non-interest income.

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period's average total assets. A lower ratio indicates a higher degree of efficiency.

(4)	The efficiency ratio is calculated by dividing total non-interest expense by tax-equivalent net revenue (less securities gains or losses). A lower ratio indicates more efficient revenue generation.

(5)	Period-end balance sheet percentage changes are annualized.
Certain returns, yields, performance ratios, or quarterly growth rates are “annualized” in this presentation to represent an annual time period. This is done for analytical purposes to better discern for decision-making purposes underlying performance trends when compared to full-year or year-over-year amounts. For example, a 5% growth rate for a quarter would represent an annualized 20% growth rate. Additional supplemental financial information showing quarterly trends can be found on the Company’s web site at www.wintrust.com by choosing “Financial Reports” under the “Investor Relations” heading, and then choosing “Financial Highlights.”

Financial Performance Overview – Second Quarter 2015

For the second quarter of 2015, net interest income totaled $156.9 million, an increase of $5.0 million as compared to the first quarter of 2015 and an increase of $7.7 million as compared to the second quarter of 2014. The changes in net interest income on both a sequential and linked quarter basis are the result of the following:

•	Net interest income increased $5.0 million in the second quarter of 2015 compared to the first quarter of 2015, due to:

◦
An increase in total interest income of $4.9 million resulting primarily from loan growth during the period and one additional day of interest, partially offset by a reduction in yield on the non-covered loan portfolios.

◦
Interest expense decreased $117,000 primarily as a result of a reduction in wholesale borrowings and a two basis point decline in the rate on average interest bearing liabilities, partially offset by an increase in interest bearing deposits and one additional day in the quarter.

◦	Combined, the increase in interest income of $4.9 million and the decrease in interest expense of $117,000 created the $5.0 million increase in net interest income.

•	Net interest income increased $7.7 million in the second quarter of 2015 compared to the second quarter of 2014, due to:

◦
Average loans, excluding covered loans, increased by $1.9 billion. The growth in average loans, excluding covered loans, was partially offset by a 22 basis point decline in the yield on earning assets, resulting in an increase in total interest income of $8.7 million.

◦
An increase in interest bearing deposits, the issuance of subordinated notes at the end of the second quarter of 2014 and the completion of the Canadian secured borrowing transaction at the end of the fourth quarter of 2014 was partially offset by a more favorable funding mix, resulting in a $979,000 increase in interest expense.

◦	Combined, the increase in interest income of $8.7 million and the increase in interest expense of $979,000 created the $7.7 million increase in net interest income.

The net interest margin, on a fully taxable equivalent basis, for the second quarter of 2015 was 3.41% compared to 3.42% for the first quarter of 2015 and 3.62% for the second quarter of 2014. The reduction in net interest margin, on a fully taxable equivalent basis, compared to the second quarter of 2014 is primarily the result of a decline in loan yields (see "Net Interest Income" section later in this release for further detail).

Non-interest income totaled $77.0 million in the second quarter of 2015, increasing $12.5 million, or 19%, compared to the first quarter of 2015 and increasing $22.9 million, or 42%, compared to the second quarter of 2014. The increase in non-interest income in the second quarter of 2015 compared to the first quarter of 2015 is primarily attributable to higher mortgage banking revenue, the recognition of a $1.5 million bank owned life insurance ("BOLI") death benefit and lower FDIC indemnification asset amortization, partially offset by losses on the sale of available-for-sale securities. The increase in non-interest income in the second quarter of 2015 compared to the second quarter of 2014 was primarily attributable to an increase in mortgage banking revenues, fees from covered call options, the recognition of a $1.5 million BOLI death benefit and higher interest rate swap fees (see "Non-Interest Income" section later in this release for further detail).
Non-interest expense totaled $154.3 million in the second quarter of 2015, increasing $7.0 million, or 5%, compared to the first quarter of 2015 and increasing $20.7 million, or 15%, compared to the second quarter of 2014. The increase in the current quarter compared to the first quarter of 2015 can be primarily attributed to higher commissions and incentive compensation, increased marketing expenses and higher professional fees, partially offset by a decrease in OREO expenses. The increase in the second quarter of 2015 compared to the second quarter of 2014 was primarily attributable to higher salary and employee benefit costs from increased salaries caused by the addition of employees from the various acquisitions and higher staffing levels as the Company grows as well as higher commissions and incentive compensation, increased occupancy, data processing and professional fees, and higher marketing expenses, partially offset by a decrease in OREO expenses (see "Non-Interest Expense" section later in this release for further detail).

Financial Performance Overview – First Six Months of 2015

For the first six months of 2015, net interest income totaled $308.8 million, an increase of $15.6 million as compared to the first six months of 2014 as a result of the following:

•
Average earning assets increased by $1.9 billion, primarily comprised of average loan growth, excluding covered loans, of $1.8 billion and an increase of $161.4 million in the average balance of liquidity management assets, partially offset by a decrease of $100.7 million in the average balance of covered loans. The growth in average total loans, excluding covered loans, included an increase of $698.1 million in commercial loans, $436.0 million in life insurance premium finance receivables, $405.4 million in commercial real estate loans, $124.1 million in mortgage loans held-for-sale, $120.8 million in commercial premium finance receivables and $54.1 million in home equity and other loans.

•	The average earning asset growth of $1.9 billion, partially offset by a 21 basis point decrease in yield on earning assets, resulted in an increase in total interest income of $17.7 million.

•
Funding mix remained relatively consistent as average demand deposits increased $851.4 million, average interest bearing deposits increased $786.9 million and average wholesale borrowings increased $58.7 million. The increase in average interest bearing liabilities with no change in rate during the current period resulted in a $2.1 million increase in interest expense.

•	Combined, the increase in interest income of $17.7 million and the increase in interest expense of $2.1 million created the $15.6 million increase in net interest income.

The net interest margin, on a fully taxable equivalent basis, for the first six months of 2015 was 3.42% compared to 3.61% for the first six months of 2014 (see "Net Interest Income" section later in this release for further detail).

Non-interest income totaled $141.6 million in the first six months of 2015, increasing $41.9 million, or 42%, compared to the first six months of 2014. The increase in non-interest income in the first six months of 2015 compared to the first six months of 2014 is primarily attributable to an increase in mortgage banking revenues, fees from covered call options, the recognition of a $1.5 million BOLI death benefit , increased service charges and higher fees on interest rate swap transactions (see "Non-Interest Income" section later in this release for further detail).
Non-interest expense totaled $301.6 million in the first six months of 2015, increasing $36.7 million, or 14%, compared to the first six months of 2014. The increase in the first six months of 2015 compared to the first six months of 2014 was primarily attributable to higher salary and employee benefit costs from increased salaries caused by the addition of employees from the various acquisitions and larger staffing as the Company grows as well as higher commissions and incentive compensation, and increased equipment, occupancy, data processing and professional fees, and increased marketing expenses, partially offset by a decrease in OREO expenses (see "Non-Interest Expense" section later in this release for further detail).

Financial Performance Overview – Credit Quality

The ratio of non-performing assets to total assets was 0.57% as of June 30, 2015, compared to 0.61% at March 31, 2015, and 0.79% at June 30, 2014. Non-performing assets, excluding covered assets, totaled $118.9 million at June 30, 2015, compared to $124.3 million at March 31, 2015 and $148.5 million at June 30, 2014.

Non-performing loans, excluding covered loans, totaled $76.6 million, or 0.49% of total loans, at June 30, 2015, compared to $81.8 million, or 0.55% of total loans, at March 31, 2015 and $88.7 million, or 0.64% of total loans, at June 30, 2014. The decrease in non-performing loans, excluding covered loans, compared to March 31, 2015 is primarily the result of a $6.1 million decrease in the commercial real-estate portfolio. Compared to June 30, 2014, the decrease is primarily the result of a $12.7 million decrease in the commercial real-estate loan portfolio and a $1.1 million decrease in the commercial loan portfolio. OREO, excluding covered OREO, of $42.1 million at June 30, 2015 decreased $177,000 compared to $42.3 million at March 31, 2015 and decreased $17.5 million compared to $59.6 million at June 30, 2014.

The provision for credit losses, excluding the provision for covered loan losses, totaled $9.7 million for the second quarter of 2015 compared to $6.2 million for the first quarter of 2015 and $6.8 million for the second quarter of 2014. The higher provision for credit losses in the second quarter of 2015 compared to both periods was partly due to the $560.6 million in loan growth, excluding covered loans and mortgage loans held-for-sale, during the current period.

Net charge-offs as a percentage of loans, excluding covered loans, for the second quarter of 2015 totaled ten basis points on an annualized basis compared to eight basis points on an annualized basis in the first quarter of 2015 and 19 basis points on an annualized basis in the second quarter of 2014. Net charge-offs totaled $3.9 million in the second quarter of 2015, a $771,000 increase from $3.1 million in the first quarter of 2015 and a $2.7 million decrease from $6.6 million in the second quarter of 2014. Compared to the second quarter of 2014, net charge-offs decreased primarily as a result of a $3.0 million and $1.2 million decrease in net charge-offs within the commercial real-estate and commercial loan portfolios, respectively, partially offset by a $1.2 million increase in net charge-offs within the home equity loan portfolio.

Excluding the allowance for covered loan losses, the allowance for credit losses at June 30, 2015 totaled $101.1 million, or 0.65% of total loans, compared to $95.3 million, or 0.64% of total loans, at March 31, 2015 and $93.1 million, or 0.68% of total loans, at June 30, 2014. The allowance for unfunded lending-related commitments totaled $884,000 as of June 30, 2015 compared to $888,000 as of March 31, 2015 and $884,000 as of June 30, 2014.

Financial Performance Overview – Earnings Per Share

The following table shows the computation of basic and diluted earnings per share for the periods indicated:

		Three Months Ended			Six Months Ended
(In thousands, except per share data)		June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Net income		$43,831	$39,052	$38,541	$82,883	$73,041
Less: Preferred stock dividends and discount accretion		1,580	1,581	1,581	3,161	3,162
Net income applicable to common shares—Basic	(A)	42,251	37,471	36,960	79,722	69,879
Add: Dividends on convertible preferred stock, if dilutive		1,580	1,581	1,581	3,161	3,162
Net income applicable to common shares—Diluted	(B)	43,831	39,052	38,541	82,883	73,041
Weighted average common shares outstanding	(C)	47,567	47,239	46,520	47,404	46,358
Effect of dilutive potential common shares:
Common stock equivalents		1,085	1,158	1,327	1,149	1,381
Convertible preferred stock, if dilutive		3,071	3,075	3,075	3,071	3,075
Weighted average common shares and effect of dilutive potential common shares	(D)	51,723	51,472	50,922	51,624	50,814
Net income per common share:
Basic	(A/C)	$0.89	$0.79	$0.79	$1.68	$1.51
Diluted	(B/D)	$0.85	$0.76	$0.76	$1.61	$1.44

Potentially dilutive common shares can result from stock options, restricted stock unit awards, stock warrants, the Company’s convertible preferred stock and shares to be issued under the Employee Stock Purchase Plan and the Directors Deferred Fee and Stock Plan, being treated as if they had been either exercised or issued, computed by application of the treasury stock method. While potentially dilutive common shares are typically included in the computation of diluted earnings per share, potentially dilutive common shares are excluded from this computation in periods in which the effect would reduce the loss per share or increase the income per share. For diluted earnings per share, net income applicable to common shares can be affected by the conversion of the Company’s convertible preferred stock. Where the effect of this conversion would reduce the loss per share or increase the income per share, net income applicable to common shares is not adjusted by the associated preferred dividends.

WINTRUST FINANCIAL CORPORATION
Selected Financial Highlights

	Three Months Ended			Six Months Ended
(Dollars in thousands, except per share data)	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Selected Financial Condition Data (at end of period):
Total assets	$20,799,924	$20,382,271	$18,895,681
Total loans, excluding loans held-for-sale and covered loans	15,513,650	14,953,059	13,749,996
Total deposits	17,082,418	16,938,769	15,556,376
Junior subordinated debentures	249,493	249,493	249,493
Total shareholders’ equity	2,264,982	2,131,074	1,998,235
Selected Statements of Income Data:
Net interest income	$156,892	$151,891	$149,180	$308,783	293,186
Net revenue (1)	233,905	216,432	203,282	450,337	392,817
Net income	43,831	39,052	38,541	82,883	73,041
Net income per common share – Basic	$0.89	$0.79	$0.79	$1.68	$1.51
Net income per common share – Diluted	$0.85	$0.76	$0.76	$1.61	$1.44
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin (2)	3.41%	3.42%	3.62%	3.42%	3.61%
Non-interest income to average assets	1.52%	1.32%	1.19%	1.42%	1.11%
Non-interest expense to average assets	3.06%	3.01%	2.93%	3.03%	2.94%
Net overhead ratio (2) (3)	1.53%	1.69%	1.74%	1.61%	1.84%
Efficiency ratio (2) (4)	65.64%	67.90%	65.36%	66.72%	67.12%
Return on average assets	0.87%	0.80%	0.84%	0.83%	0.81%
Return on average common equity	8.38%	7.64%	8.03%	8.02%	7.74%
Return on average tangible common equity (2)	10.86%	9.96%	10.43%	10.42%	10.08%
Average total assets	$20,256,996	$19,826,240	$18,302,942	$20,042,808	$18,142,832
Average total shareholders’ equity	2,156,128	2,114,356	1,971,656	2,135,357	1,947,785
Average loans to average deposits ratio (excluding covered loans)	92.8%	91.4%	90.4%	92.1%	89.9%
Average loans to average deposits ratio (including covered loans)	94.0%	92.7%	92.3%	93.4%	92.0%
Common Share Data at end of period:
Market price per common share	$53.38	$47.68	$46.00
Book value per common share (2)	$42.24	$42.30	$40.21
Tangible common book value per share (2)	$33.02	$33.04	$31.64
Common shares outstanding	47,677,257	47,389,608	46,552,905
Other Data at end of period:(8)
Leverage Ratio (5)	9.8%	9.2%	10.5%
Tier 1 capital to risk-weighted assets (5)	10.7%	10.1%	11.7%
Common equity Tier 1 capital to risk-weighted assets (5)	9.0%	9.1%	N/A
Total capital to risk-weighted assets (5)	13.0%	12.5%	13.2%
Tangible common equity ratio (TCE) (2)(7)	7.7%	7.9%	8.0%
Tangible common equity ratio, assuming full conversion of convertible preferred stock (2) (7)	8.4%	8.5%	8.7%
Allowance for credit losses (6)	$101,088	$95,334	$93,137
Non-performing loans	$76,554	$81,772	$88,650
Allowance for credit losses to total loans (6)	0.65%	0.64%	0.68%
Non-performing loans to total loans	0.49%	0.55%	0.64%
Number of:
Bank subsidiaries	15	15	15
Banking offices	147	146	127

(1)	Net revenue includes net interest income and non-interest income

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	The efficiency ratio is calculated by dividing total non-interest expense by tax-equivalent net revenue (less securities gains or losses). A lower ratio indicates more efficient revenue generation.

(5)	Capital ratios for current quarter-end are estimated. As of January 1, 2015 capital ratios are calculated under the requirements of Basel III.

(6)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excludes the allowance for covered loan losses.

(7)	Total shareholders’ equity minus preferred stock and total intangible assets divided by total assets minus total intangible assets.

(8)	Asset quality ratios exclude covered loans.

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CONDITION

(In thousands)	(Unaudited) June 30, 2015	December 31, 2014	(Unaudited) June 30, 2014
Assets
Cash and due from banks	$248,094	$225,136	$349,013
Federal funds sold and securities purchased under resale agreements	4,115	5,571	7,965
Interest bearing deposits with banks	591,721	998,437	506,871
Available-for-sale securities, at fair value	2,162,061	1,792,078	1,824,240
Trading account securities	1,597	1,206	2,234
Federal Home Loan Bank and Federal Reserve Bank stock	89,818	91,582	84,531
Brokerage customer receivables	29,753	24,221	28,199
Mortgage loans held-for-sale	497,283	351,290	363,627
Loans, net of unearned income, excluding covered loans	15,513,650	14,409,398	13,749,996
Covered loans	193,410	226,709	275,154
Total loans	15,707,060	14,636,107	14,025,150
Less: Allowance for loan losses	100,204	91,705	92,253
Less: Allowance for covered loan losses	2,215	2,131	1,667
Net loans	15,604,641	14,542,271	13,931,230
Premises and equipment, net	571,498	555,228	535,281
FDIC indemnification asset	3,429	11,846	46,115
Accrued interest receivable and other assets	556,344	501,882	525,394
Trade date securities receivable	—	485,534	292,366
Goodwill	421,646	405,634	381,721
Other intangible assets	17,924	18,811	16,894
Total assets	$20,799,924	$20,010,727	$18,895,681
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$3,910,310	$3,518,685	$3,072,430
Interest bearing	13,172,108	12,763,159	12,483,946
Total deposits	17,082,418	16,281,844	15,556,376
Federal Home Loan Bank advances	444,017	733,050	580,582
Other borrowings	261,908	196,465	43,716
Subordinated notes	140,000	140,000	140,000
Junior subordinated debentures	249,493	249,493	249,493
Trade date securities payable	—	3,828	—
Accrued interest payable and other liabilities	357,106	336,225	327,279
Total liabilities	18,534,942	17,940,905	16,897,446
Shareholders’ Equity:
Preferred stock	251,312	126,467	126,467
Common stock	47,763	46,881	46,627
Surplus	1,159,052	1,133,955	1,125,551
Treasury stock	(3,964)	(3,549)	(3,449)
Retained earnings	872,690	803,400	737,542
Accumulated other comprehensive loss	(61,871)	(37,332)	(34,503)
Total shareholders’ equity	2,264,982	2,069,822	1,998,235
Total liabilities and shareholders’ equity	$20,799,924	$20,010,727	$18,895,681

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended			Six Months Ended
(In thousands, except per share data)	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Interest income
Interest and fees on loans	$159,823	$154,676	$151,984	$314,499	$299,014
Interest bearing deposits with banks	305	316	319	621	568
Federal funds sold and securities purchased under resale agreements	1	2	6	3	10
Available-for-sale securities	14,071	14,400	13,309	28,471	26,423
Trading account securities	51	13	5	64	14
Federal Home Loan Bank and Federal Reserve Bank stock	785	769	727	1,554	1,438
Brokerage customer receivables	205	181	200	386	409
Total interest income	175,241	170,357	166,550	345,598	327,876
Interest expense
Interest on deposits	11,996	11,814	11,759	23,810	23,682
Interest on Federal Home Loan Bank advances	1,812	2,156	2,705	3,968	5,348
Interest on other borrowings	787	788	510	1,575	1,260
Interest on subordinated notes	1,777	1,775	354	3,552	354
Interest on junior subordinated debentures	1,977	1,933	2,042	3,910	4,046
Total interest expense	18,349	18,466	17,370	36,815	34,690
Net interest income	156,892	151,891	149,180	308,783	293,186
Provision for credit losses	9,482	6,079	6,660	15,561	8,540
Net interest income after provision for credit losses	147,410	145,812	142,520	293,222	284,646
Non-interest income
Wealth management	18,476	18,100	18,222	36,576	35,035
Mortgage banking	36,007	27,800	23,804	63,807	40,232
Service charges on deposit accounts	6,474	6,297	5,688	12,771	11,034
(Losses) gains on available-for-sale securities, net	(24)	524	(336)	500	(369)
Fees from covered call options	4,565	4,360	1,244	8,925	2,786
Trading gains (losses), net	160	(477)	(743)	(317)	(1,395)
Other	11,355	7,937	6,223	19,292	12,308
Total non-interest income	77,013	64,541	54,102	141,554	99,631
Non-interest expense
Salaries and employee benefits	94,421	90,130	81,963	184,551	161,897
Equipment	7,914	7,836	7,223	15,750	14,626
Occupancy, net	11,401	12,351	9,850	23,752	20,843
Data processing	6,081	5,448	4,543	11,529	9,258
Advertising and marketing	6,406	3,907	3,558	10,313	6,374
Professional fees	5,074	4,664	4,046	9,738	7,500
Amortization of other intangible assets	934	1,013	1,156	1,947	2,319
FDIC insurance	3,047	2,987	3,196	6,034	6,147
OREO expense, net	841	1,411	2,490	2,252	6,466
Other	18,178	17,571	15,566	35,749	29,476
Total non-interest expense	154,297	147,318	133,591	301,615	264,906
Income before taxes	70,126	63,035	63,031	133,161	119,371
Income tax expense	26,295	23,983	24,490	50,278	46,330
Net income	$43,831	$39,052	$38,541	$82,883	$73,041
Preferred stock dividends and discount accretion	1,580	1,581	1,581	3,161	3,162
Net income applicable to common shares	$42,251	$37,471	$36,960	$79,722	$69,879
Net income per common share - Basic	$0.89	$0.79	$0.79	$1.68	$1.51
Net income per common share - Diluted	$0.85	$0.76	$0.76	$1.61	$1.44
Cash dividends declared per common share	$0.11	$0.11	$0.10	$0.22	$0.20
Weighted average common shares outstanding	47,567	47,239	46,520	47,404	46,358
Dilutive potential common shares	4,156	4,233	4,402	4,220	4,456
Average common shares and dilutive common shares	51,723	51,472	50,922	51,624	50,814

SUPPLEMENTAL FINANCIAL MEASURES/RATIOS
The accounting and reporting policies of Wintrust conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity ratio, tangible common book value per share and return on average tangible common equity. Management believes that these measures and ratios provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.
Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses), measures how much it costs to produce one dollar of revenue. Securities gains or losses are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity ratio and tangible book value per common share as useful measurements of the Company’s equity. The Company references the return on average tangible common equity as a measurement of profitability.

The following table presents a reconciliation of certain non-GAAP performance measures and ratios used by the Company to evaluate and measure the Company’s performance to the most directly comparable GAAP financial measures for the last five quarters.

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Dollars and shares in thousands)	2015	2015	2014	2014	2014	2015	2014
Calculation of Net Interest Margin and Efficiency Ratio
(A) Interest Income (GAAP)	$175,241	$170,357	$172,715	$170,676	$166,550	$345,598	$327,876
Taxable-equivalent adjustment:
- Loans	328	327	301	315	281	655	511
- Liquidity Management Assets	787	727	555	502	489	1,514	944
- Other Earning Assets	27	7	24	11	2	34	6
Interest Income - FTE	$176,383	$171,418	$173,595	$171,504	$167,322	$347,801	$329,337
(B) Interest Expense (GAAP)	18,349	18,466	18,996	19,006	17,370	36,815	34,690
Net interest income - FTE	$158,034	$152,952	$154,599	$152,498	$149,952	$310,986	$294,647
(C) Net Interest Income (GAAP) (A minus B)	$156,892	$151,891	$153,719	$151,670	$149,180	$308,783	$293,186
(D) Net interest margin (GAAP)	3.39%	3.40%	3.44%	3.45%	3.60%	3.39%	3.59%
Net interest margin - FTE	3.41%	3.42%	3.46%	3.46%	3.62%	3.42%	3.61%
(E) Efficiency ratio (GAAP)	65.96%	68.23%	67.87%	66.02%	65.61%	67.05%	67.37%
Efficiency ratio - FTE	65.64%	67.90%	67.59%	65.76%	65.36%	66.72%	67.12%
(F) Net Overhead Ratio (GAAP)	1.53%	1.69%	1.76%	1.67%	1.74%	1.61%	1.84%
Calculation of Tangible Common Equity ratio (at period end)
Total shareholders’ equity	$2,264,982	$2,131,074	$2,069,822	$2,028,508	$1,998,235
(G) Less: Convertible preferred stock	(126,312)	(126,427)	(126,467)	(126,467)	(126,467)
Less: Non-convertible preferred stock	(125,000)	—	—	—	—
Less: Intangible assets	(439,570)	(439,055)	(424,445)	(426,588)	(398,615)
(H) Total tangible common shareholders’ equity	$1,574,100	$1,565,592	$1,518,910	$1,475,453	$1,473,153
Total assets	$20,799,924	$20,382,271	$20,010,727	$19,169,345	$18,895,681
Less: Intangible assets	(439,570)	(439,055)	(424,445)	(426,588)	(398,615)
(I) Total tangible assets	$20,360,354	$19,943,216	$19,586,282	$18,742,757	$18,497,066
Tangible common equity ratio (H/I)	7.7%	7.9%	7.8%	7.9%	8.0%
Tangible common equity ratio, assuming full conversion of convertible preferred stock ((H-G)/I)	8.4%	8.5%	8.4%	8.6%	8.7%
Calculation of book value per share
Total shareholders’ equity	$2,264,982	$2,131,074	$2,069,822	$2,028,508	$1,998,235
Less: Preferred stock	(251,312)	(126,427)	(126,467)	(126,467)	(126,467)
(J) Total common equity	$2,013,670	$2,004,647	$1,943,355	$1,902,041	$1,871,768
(K) Actual common shares outstanding	47,677	47,390	46,805	46,691	46,553
Book value per common share (J/K)	$42.24	$42.30	$41.52	$40.74	$40.21
Tangible common book value per share (H/K)	$33.02	$33.04	$32.45	$31.60	$31.64
Calculation of return on average common equity
(L) Net income applicable to common shares	42,251	37,471	36,553	38,643	36,960	79,722	69,879
Add: After-tax intangible asset amortization	597	615	722	739	708	1,212	1,418
(M) Tangible net income applicable to common shares	42,848	38,086	37,275	39,382	37,668	80,934	71,297
Total average shareholders' equity	2,156,128	2,114,356	2,057,855	2,020,903	1,971,656	2,135,357	1,947,785
Less: Average preferred stock	(134,586)	(126,445)	(126,467)	(126,467)	(126,473)	(130,538)	(126,475)
(N) Total average common shareholders' equity	2,021,542	1,987,911	1,931,388	1,894,436	1,845,183	2,004,819	1,821,310
Less: Average intangible assets	(439,455)	(436,456)	(425,834)	(419,125)	(396,425)	(437,964)	(394,574)
(O) Total average tangible common shareholders’ equity	1,582,087	1,551,455	1,505,554	1,475,311	1,448,758	1,566,855	1,426,736
Return on average common equity, annualized (L/N)	8.38%	7.64%	7.51%	8.09%	8.03%	8.02%	7.74%
Return on average tangible common equity, annualized (M/O)	10.86%	9.96%	9.82%	10.59%	10.43%	10.42%	10.08%

LOANS
Loan Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	June 30, 2015	December 31, 2014	June 30, 2014	From (1) December 31, 2014	From June 30, 2014
Balance:
Commercial	$4,330,344	$3,924,394	$3,640,430	21%	19%
Commercial real-estate	4,850,590	4,505,753	4,353,472	15	11
Home equity	712,350	716,293	713,642	(1)	—
Residential real-estate	503,015	483,542	451,905	8	11
Premium finance receivables - commercial	2,460,408	2,350,833	2,378,529	9	3
Premium finance receivables - life insurance	2,537,475	2,277,571	2,051,645	23	24
Consumer and other(2)	119,468	151,012	160,373	(42)	(26)
Total loans, net of unearned income, excluding covered loans	$15,513,650	$14,409,398	$13,749,996	15%	13%
Covered loans	193,410	226,709	275,154	(30)	(30)
Total loans, net of unearned income	$15,707,060	$14,636,107	$14,025,150	15%	12%
Mix:
Commercial	27%	26%	26%
Commercial real-estate	31	31	31
Home equity	5	5	5
Residential real-estate	3	3	3
Premium finance receivables - commercial	16	16	17
Premium finance receivables - life insurance	16	16	15
Consumer and other(2)	1	1	1
Total loans, net of unearned income, excluding covered loans	99%	98%	98%
Covered loans	1	2	2
Total loans, net of unearned income	100%	100%	100%

(1)	Annualized

(2)	Includes autos, boats, snowmobiles and other indirect consumer loans as well as short-term accounts receivable financing.

As of June 30, 2015		% of Total Balance	Nonaccrual	> 90 Days Past Due and Still Accruing	Allowance For Loan Losses Allocation

(Dollars in thousands)	Balance
Commercial:
Commercial and industrial	$2,534,459	27.6%	$4,424	$—	$21,693
Franchise	228,599	2.5	905	—	1,852
Mortgage warehouse lines of credit	213,797	2.3	—	—	1,571
Community Advantage - homeowner associations	114,883	1.3	—	—	3
Aircraft	6,831	0.1	—	—	9
Asset-based lending	832,455	9.1	—	—	6,382
Tax exempt	199,185	2.2	—	—	1,186
Leases	187,630	2.0	65	—	166
Other	2,772	—	—	—	20
PCI - commercial loans (1)	9,733	0.1	—	474	18
Total commercial	$4,330,344	47.2%	$5,394	$474	$32,900
Commercial Real-Estate:
Residential construction	$57,602	0.6%	$—	$—	$687
Commercial construction	249,543	2.7	19	—	2,656
Land	87,837	1.0	2,035	—	2,513
Office	754,817	8.2	6,360	701	7,133
Industrial	627,407	6.8	2,568	—	4,526
Retail	749,991	8.2	2,352	—	5,003
Multi-family	668,448	7.3	1,730	—	7,172
Mixed use and other	1,592,122	17.3	8,119	—	12,173
PCI - commercial real-estate (1)	62,823	0.7	—	15,646	335
Total commercial real-estate	$4,850,590	52.8%	$23,183	$16,347	$42,198
Total commercial and commercial real-estate	$9,180,934	100.0%	$28,577	$16,821	$75,098

Commercial real-estate - collateral location by state:
Illinois	$3,874,674	79.9%
Wisconsin	571,625	11.8
Total primary markets	$4,446,299	91.7%
Florida	58,820	1.2
Arizona	19,636	0.4
Indiana	88,575	1.8
Other (no individual state greater than 0.6%)	237,260	4.9
Total	$4,850,590	100.0%

(1)
Purchased credit impaired ("PCI") loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

DEPOSITS
Deposit Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	June 30, 2015	December 31, 2014	June 30, 2014	From (1) December 31, 2014	From June 30, 2014
Balance:
Non-interest bearing	$3,910,310	$3,518,685	$3,072,430	22%	27%
NOW and interest bearing demand deposits	2,240,832	2,236,089	2,002,868	—	12
Wealth management deposits (2)	1,591,251	1,226,916	1,220,102	60	30
Money market	3,898,495	3,651,467	3,591,540	14	9
Savings	1,504,654	1,508,877	1,427,222	(1)	5
Time certificates of deposit	3,936,876	4,139,810	4,242,214	(10)	(7)
Total deposits	$17,082,418	$16,281,844	$15,556,376	10%	10%
Mix:
Non-interest bearing	23%	22%	20%
NOW and interest bearing demand deposits	13	14	13
Wealth management deposits (2)	9	8	8
Money market	23	22	23
Savings	9	9	9
Time certificates of deposit	23	25	27
Total deposits	100%	100%	100%

(1)	Annualized

(2)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wayne Hummer Investments, trust and asset management customers of The Chicago Trust Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts of the Banks.

Time Certificates of Deposit
Maturity/Re-pricing Analysis
As of June 30, 2015

(Dollars in thousands)	CDARs & Brokered Certificates of Deposit (1)	MaxSafe Certificates of Deposit (1)	Variable Rate Certificates of Deposit (2)	Other Fixed Rate Certificates of Deposit (1)	Total Time Certificates of Deposit	Weighted-Average Rate of Maturing Time Certificates of Deposit (3)
1-3 months	$36,934	$82,699	$155,178	$638,089	$912,900	0.60%
4-6 months	2,176	63,095	—	525,567	590,838	0.66%
7-9 months	—	25,024	—	508,782	533,806	0.76%
10-12 months	36,503	20,922	—	433,959	491,384	0.66%
13-18 months	165,613	23,708	—	559,339	748,660	0.94%
19-24 months	43,300	7,468	—	275,589	326,357	1.02%
24+ months	3,950	12,748	—	316,233	332,931	1.23%
Total	$288,476	$235,664	$155,178	$3,257,558	$3,936,876	0.79%

(1)	This category of certificates of deposit is shown by contractual maturity date.

(2)	This category includes variable rate certificates of deposit and savings certificates with the majority repricing on at least a monthly basis.

(3)	Weighted-average rate excludes the impact of purchase accounting fair value adjustments.

NET INTEREST INCOME
The following table presents a summary of Wintrust’s average balances, net interest income and related net interest margins, calculated on a fully tax-equivalent basis, for the second quarter of 2015 compared to the first quarter of 2015 (sequential quarters) and second quarter of 2014 (linked quarters), respectively:

	Average Balance for three months ended,			Interest for three months ended,			Yield/Rate for three months ended,
(Dollars in thousands)	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	March 31, 2015	June 30, 2014
Liquidity management assets(1)(2)(7)	$2,709,176	$2,868,906	$2,607,980	$15,949	$16,214	$14,850	2.36%	2.29%	2.28%
Other earning assets(2)(3)(7)	32,115	27,717	27,463	283	201	207	3.54	2.94	3.02
Loans, net of unearned income(2)(4)(7)	15,632,875	15,031,917	13,710,535	156,970	151,316	145,169	4.03	4.08	4.25
Covered loans	202,663	214,211	292,553	3,181	3,687	7,096	6.30	6.98	9.73
Total earning assets(7)	$18,576,829	$18,142,751	$16,638,531	$176,383	$171,418	$167,322	3.81%	3.83%	4.03%
Allowance for loan and covered loan losses	(101,211)	(96,918)	(98,255)
Cash and due from banks	236,242	249,687	232,716
Other assets	1,545,136	1,530,720	1,529,950
Total assets	$20,256,996	$19,826,240	$18,302,942

Interest-bearing deposits	$13,115,453	$12,863,507	$12,284,444	$11,996	$11,814	$11,759	0.37%	0.37%	0.38%
Federal Home Loan Bank advances	347,656	357,532	446,778	1,812	2,156	2,705	2.09	2.45	2.43
Other borrowings	193,660	194,994	148,135	787	788	510	1.63	1.64	1.38
Subordinated notes	140,000	140,000	27,692	1,777	1,775	354	5.07	5.07	5.06
Junior subordinated debentures	249,493	249,493	249,493	1,977	1,933	2,042	3.13	3.10	3.24
Total interest-bearing liabilities	$14,046,262	$13,805,526	$13,156,542	$18,349	$18,466	$17,370	0.52%	0.54%	0.53%
Non-interest bearing deposits	3,725,728	3,584,452	2,880,501
Other liabilities	328,878	321,906	294,243
Equity	2,156,128	2,114,356	1,971,656
Total liabilities and shareholders’ equity	$20,256,996	$19,826,240	$18,302,942
Interest rate spread(5)(7)							3.29%	3.29%	3.50%
Net free funds/contribution(6)	$4,530,567	$4,337,225	$3,481,989				0.12%	0.13%	0.12%
Net interest income/ margin(7)				$158,034	$152,952	$149,952	3.41%	3.42%	3.62%

(1)	Liquidity management assets include available-for-sale securities, interest earning deposits with banks, federal funds sold and securities purchased under resale agreements.

(2)
Interest income on tax-advantaged loans, trading securities and securities reflects a tax-equivalent adjustment based on a marginal federal corporate tax rate of 35%. The total adjustments for the three months ended June 30, 2015, March 31, 2015 and June 30, 2014 were $1.1 million, $1.1 million and $772,000, respectively.

(3)	Other earning assets include brokerage customer receivables and trading account securities.

(4)	Loans, net of unearned income, include loans held-for-sale and non-accrual loans.

(5)	Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.

(6)
Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

(7)	See “Supplemental Financial Measures/Ratios” for additional information on this performance ratio.

The following table presents a summary of Wintrust's average balances, net interest income and related net interest margins, calculated on a fully tax-equivalent basis, for the six months ended June 30, 2015 compared to the six months ended June 30, 2014:

	Average Balance for six months ended,		Interest for six months ended,		Yield/Rate for six months ended,
(Dollars in thousands)	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Liquidity management assets(1)(2)(7)	$2,788,600	$2,627,243	$32,163	$29,383	2.33%	2.26%
Other earning assets(2)(3)(7)	29,928	28,190	484	429	3.26	3.07
Loans, net of unearned income(2)(4)(7)	15,334,056	13,495,523	308,285	285,489	4.05	4.27
Covered loans	208,405	309,127	6,869	14,036	6.65	9.16
Total earning assets(7)	$18,360,989	$16,460,083	$347,801	$329,337	3.82%	4.03%
Allowance for loan and covered loan losses	(99,077)	(104,247)
Cash and due from banks	242,927	228,046
Other assets	1,537,969	1,558,950
Total assets	$20,042,808	$18,142,832

Interest-bearing deposits	$12,990,176	$12,203,266	$23,810	$23,682	0.37%	0.39%
Federal Home Loan Bank advances	352,566	418,036	3,968	5,348	2.27	2.58
Other borrowings	194,324	196,274	1,575	1,260	1.63	1.29
Subordinated notes	140,000	13,923	3,552	354	5.07	5.06
Junior subordinated debentures	249,493	249,493	3,910	4,046	3.12	3.23
Total interest-bearing liabilities	$13,926,559	$13,080,992	$36,815	$34,690	0.53%	0.53%
Non-interest bearing deposits	3,655,480	2,804,111
Other liabilities	325,412	309,944
Equity	2,135,357	1,947,785
Total liabilities and shareholders’ equity	$20,042,808	$18,142,832
Interest rate spread(5)(7)					3.29%	3.50%
Net free funds/contribution(6)	$4,434,430	$3,379,091			0.13%	0.11%
Net interest income/ margin(7)			$310,986	$294,647	3.42%	3.61%

(1)	Liquidity management assets include available-for-sale securities, interest earning deposits with banks, federal funds sold and securities purchased under resale agreements.

(2)	Interest income on tax-advantaged loans, trading securities and securities reflects a tax-equivalent adjustment based on a marginal federal corporate tax rate of 35%. The total adjustments for the six months ended June 30, 2015, and June 30, 2014 were $2.2 million and $1.5 million, respectively.

(3)	Other earning assets include brokerage customer receivables and trading account securities.

(4)	Loans, net of unearned income, include loans held-for-sale and non-accrual loans.

(5)	Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.

(6)
Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

(7)	See “Supplemental Financial Measures/Ratios” for additional information on this performance ratio

Interest Rate Sensitivity
As an ongoing part of its financial strategy, the Company attempts to manage the impact of fluctuations in market interest rates on net interest income. Management measures its exposure to changes in interest rates by modeling many different interest rate scenarios.
The following interest rate scenarios display the percentage change in net interest income over a one-year time horizon assuming increases of 100 and 200 basis points and a decrease of 100 basis points. The Static Shock Scenario results incorporate actual cash flows and repricing characteristics for balance sheet instruments following an instantaneous, parallel change in market rates based upon a static (i.e. no growth or constant) balance sheet. Conversely, the Ramp Scenario results incorporate management’s projections of future volume and pricing of each of the product lines following a gradual, parallel change in market rates over twelve months. Actual results may differ from these simulated results due to timing, magnitude, and frequency of interest rate changes as well as changes in market conditions and management strategies. The interest rate sensitivity for both the Static Shock and Ramp Scenario at June 30, 2015, March 31, 2015 and June 30, 2014 is as follows:

Static Shock Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points
June 30, 2015	14.8%	7.3%	(10.5)%
March 31, 2015	16.7%	8.4%	(9.3)%
June 30, 2014	13.6%	6.8%	(11.5)%

Ramp Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points
June 30, 2015	6.4%	3.3%	(4.0)%
March 31, 2015	6.8%	3.0%	(3.7)%
June 30, 2014	5.0%	2.4%	(4.0)%
These results indicate that the Company has positioned its balance sheet to benefit from a rise in interest rates. This analysis also indicates that the Company would benefit to a greater magnitude should a rise in interest rates be significant (i.e., 200 basis points) and immediate (Static Shock Scenario).

NON-INTEREST INCOME
The following table presents non-interest income by category for the periods presented:

	Three Months Ended
	June 30,	March 31,	June 30,	Q2 2015 compared to Q1 2015		Q2 2015 compared to Q2 2014
(Dollars in thousands)	2015	2015	2014	$ Change	% Change	$ Change	% Change
Brokerage	$6,750	$6,852	$8,270	$(102)	(1)%	$(1,520)	(18)%
Trust and asset management	11,726	11,248	9,952	478	4	1,774	18
Total wealth management	18,476	18,100	18,222	376	2	254	1
Mortgage banking	36,007	27,800	23,804	8,207	30	12,203	51
Service charges on deposit accounts	6,474	6,297	5,688	177	3	786	14
(Losses) gains on available-for-sale securities, net	(24)	524	(336)	(548)	NM	312	(93)
Fees from covered call options	4,565	4,360	1,244	205	5	3,321	NM
Trading gains (losses), net	160	(477)	(743)	637	NM	903	NM
Other:
Interest rate swap fees	2,347	2,191	1,192	156	7	1,155	97
BOLI	2,180	766	675	1,414	NM	1,505	NM
Administrative services	1,053	1,026	938	27	3	115	12
Miscellaneous	5,775	3,954	3,418	1,821	46	2,357	69
Total Other	11,355	7,937	6,223	3,418	43	5,132	82
Total Non-Interest Income	$77,013	$64,541	$54,102	$12,472	19%	$22,911	42%
NM - Not Meaningful

	Six Months Ended
	June 30,	June 30,	Q2 2015 compared to Q2 2014
(Dollars in thousands)	2015	2014	$ Change	% Change
Brokerage	$13,602	$15,361	$(1,759)	(11)%
Trust and asset management	22,974	19,674	3,300	17
Total wealth management	36,576	35,035	1,541	4
Mortgage banking	63,807	40,232	23,575	59
Service charges on deposit accounts	12,771	11,034	1,737	16
Gains (losses) on available-for-sale securities, net	500	(369)	869	NM
Fees from covered call options	8,925	2,786	6,139	NM
Trading losses, net	(317)	(1,395)	1,078	(77)
Other:
Interest rate swap fees	4,538	2,143	2,395	NM
BOLI	2,946	1,387	1,559	NM
Administrative services	2,079	1,796	283	16
Miscellaneous	9,729	6,982	2,747	39
Total Other	19,292	12,308	6,984	57
Total Non-Interest Income	$141,554	$99,631	$41,923	42%

The significant changes in non-interest income for the quarter ended June 30, 2015 compared to the quarters ended March 31, 2015 and June 30, 2014 are discussed below.

Wealth management revenue totaled $18.5 million in the second quarter of 2015 compared to $18.1 million in the first quarter of 2015, an increase of 2%, and $18.2 million in the second quarter of 2014, an increase of 1%. The increase during the current period as compared to prior quarters is primarily attributable to growth in assets under management due to new customers, as well as market appreciation. Wealth management revenue is comprised of the trust and asset management revenue of The Chicago

Trust Company and Great Lakes Advisors and the brokerage commissions, managed money fees and insurance product commissions at Wayne Hummer Investments.

For the quarter ended June 30, 2015, mortgage banking revenue totaled $36.0 million, an increase of $8.2 million, or 30%, when compared to the first quarter of 2015, and an increase of $12.2 million, or 51%, when compared to the second quarter of 2014. The increase in mortgage banking revenue in the second quarter of 2015 as compared to the first quarter of 2015 and prior year period resulted primarily from higher origination volumes as a result of a favorable mortgage banking environment in the current quarter. Mortgage loans originated or purchased for sale were $1.2 billion in the current quarter as compared to $941.7 million in the first quarter of 2015 and $912.4 million in the second quarter of 2014. Mortgage banking revenue includes revenue from activities related to originating, selling and servicing residential real estate loans for the secondary market.

Service charges on deposit accounts totaled $6.5 million in the second quarter of 2015, an increase of $177,000 and $786,000 compared to the quarters ended March 31, 2015 and June 30, 2014, respectively. The increase in the current quarter is mostly a result of higher account analysis fees on deposit accounts which have increased as a result of the Company's commercial banking initiative.

Fees from covered call option transactions totaled $4.6 million for the second quarter 2015, compared to $4.4 million for the first quarter of 2015 and $1.2 million for the second quarter of 2014. The Company has typically written call options with terms of less than three months against certain U.S. Treasury and agency securities held in its portfolio for liquidity and other purposes. Management has effectively entered into these transactions with the goal of economically hedging security positions and enhancing its overall return on its investment portfolio by using fees generated from these options to compensate for net interest margin compression. These option transactions are designed to mitigate overall interest rate risk and to increase the total return associated with holding certain investment securities and do not qualify as hedges pursuant to accounting guidance. Fees from covered call options increased in the current quarter primarily as a result of selling call options against a larger value of underlying securities resulting in higher premiums received by the Company. There were no outstanding call option contracts at June 30, 2015, March 31, 2015 and June 30, 2014.

The Company recognized $160,000 of trading gains in the second quarter of 2015 compared to trading losses of $477,000 in the first quarter of 2015 and trading losses of $743,000 in the second quarter of 2014. Trading gains and losses recorded by the Company primarily result from fair value adjustments related to interest rate derivatives not designated as accounting hedges, primarily interest rate cap instruments that the Company uses to manage interest rate risk, specifically in the event of future increases in short-term interest rates. The change in value of the cap derivatives reflects the present value of expected cash flows over the remaining life of the caps. These expected cash flows are derived from the expected path for and a measure of volatility for short-term interest rates.

Other non-interest income totaled $11.4 million in the second quarter of 2015 compared to $7.9 million in the first quarter of 2015 and $6.2 million in the second quarter of 2014. Other non-interest income increased in the second quarter of 2015 as compared to the first quarter of 2015 and prior year period, primarily due to an increase in swap fee revenues resulting from interest rate hedging transactions related to both customer-based trades and the related matched trades with inter-bank dealer counterparties as well as the recognition of a $1.5 million BOLI death benefit.

NON-INTEREST EXPENSE
The following table presents non-interest expense by category for the periods present:

	Three Months Ended
	June 30,	March 31,	June 30,	Q2 2015 compared to Q1 2015		Q2 2015 compared to Q2 2014
(Dollars in thousands)	2015	2015	2014	$ Change	% Change	$ Change	% Change
Salaries and employee benefits:
Salaries	$46,617	$46,848	$43,349	$(231)	—%	$3,268	8%
Commissions and incentive compensation	33,387	25,494	25,398	7,893	31	7,989	31
Benefits	14,417	17,788	13,216	(3,371)	(19)	1,201	9
Total salaries and employee benefits	94,421	90,130	81,963	4,291	5	12,458	15
Equipment	7,914	7,836	7,223	78	1	691	10
Occupancy, net	11,401	12,351	9,850	(950)	(8)	1,551	16
Data processing	6,081	5,448	4,543	633	12	1,538	34
Advertising and marketing	6,406	3,907	3,558	2,499	64	2,848	80
Professional fees	5,074	4,664	4,046	410	9	1,028	25
Amortization of other intangible assets	934	1,013	1,156	(79)	(8)	(222)	(19)
FDIC insurance	3,047	2,987	3,196	60	2	(149)	(5)
OREO expense, net	841	1,411	2,490	(570)	(40)	(1,649)	(66)
Other:
Commissions - 3rd party brokers	1,403	1,386	1,633	17	1	(230)	(14)
Postage	1,578	1,633	1,465	(55)	(3)	113	8
Miscellaneous	15,197	14,552	12,468	645	4	2,729	22
Total other	18,178	17,571	15,566	607	3	2,612	17
Total Non-Interest Expense	$154,297	$147,318	$133,591	$6,979	5%	$20,706	15%

	Six months ended
	June 30,	June 30,	$	%
(Dollars in thousands)	2015	2014	Change	Change
Salaries and employee benefits:
Salaries	$93,465	$87,085	$6,380	7%
Commissions and incentive compensation	58,881	46,931	11,950	25
Benefits	32,205	27,881	4,324	16
Total salaries and employee benefits	184,551	161,897	22,654	14
Equipment	15,750	14,626	1,124	8
Occupancy, net	23,752	20,843	2,909	14
Data processing	11,529	9,258	2,271	25
Advertising and marketing	10,313	6,374	3,939	62
Professional fees	9,738	7,500	2,238	30
Amortization of other intangible assets	1,947	2,319	(372)	(16)
FDIC insurance	6,034	6,147	(113)	(2)
OREO expense, net	2,252	6,466	(4,214)	(65)
Other:
Commissions - 3rd party brokers	2,789	3,290	(501)	(15)
Postage	3,211	2,894	317	11
Miscellaneous	29,749	23,292	6,457	28
Total other	35,749	29,476	6,273	21
Total Non-Interest Expense	$301,615	$264,906	$36,709	14%

The significant changes in non-interest expense for the quarter ended June 30, 2015 compared to the quarters ended March 31, 2015 and June 30, 2014 are discussed below.

Salaries and employee benefits expense increased $4.3 million, or 5%, in the second quarter of 2015 compared to the first quarter of 2015 primarily as a result of a $7.9 million increase in commissions and incentive compensation related to higher expenses on variable pay based arrangements, partially offset by a $3.4 million decrease in employee benefits resulting from lower payroll taxes. Salaries and employee benefits expense increased $12.5 million, or 15%, compared to the second quarter of 2014 primarily as a result of a $8.0 million increase in commissions and incentive compensation primarily attributable to higher expenses on variable pay based arrangements, a $3.3 million increase in salaries as a result of various acquisitions and additional staffing as the Company grows and a $1.2 million increase in employee benefits resulting from higher insurance costs.

Equipment expense totaled $7.9 million for the second quarter of 2015, an increase of $78,000 compared to the first quarter of 2015 and an increase of $691,000 compared to the second quarter of 2014. The increase in the current quarter compared to the prior year quarter is primarily related to increased software license fees. Equipment expense includes depreciation on equipment, maintenance and repairs, equipment rental and software license fees.

Occupancy expense for the second quarter of 2015 was $11.4 million, a decrease of $950,000, or 8%, compared to the first quarter of 2015 and an increase of $1.6 million, or 16%, compared to the same period in 2014. Occupancy expense decreased in the current quarter compared to the prior quarter due to a reduction in utilities, maintenance and repair costs. The increase in the current quarter as compared to the prior year quarter is primarily the result of increased rent expense on leased properties as well as additional depreciation expenses on owned locations including those obtained in the Company's acquisitions. Occupancy expense includes depreciation on premises, real estate taxes, utilities and maintenance of premises, as well as net rent expense for leased premises.

Data processing expenses totaled $6.1 million in the second quarter of 2015 compared to $5.4 million recorded in the first quarter of 2015 and $4.5 million recorded in the second quarter of 2014. The amount of data processing expenses incurred increased when compared to prior periods due to overall growth of loan and deposit accounts as well as additional expenses recorded related to bank acquisition transactions.

Advertising and marketing expenses totaled $6.4 million in the second quarter of 2015, an increase of $2.5 million compared to the first quarter of 2015 and an increase of $2.8 million compared to the second quarter of 2014. The increase in the current quarter compared to the prior year quarter relates primarily to expenses for community-related advertisements and sponsorships. Marketing costs are incurred to promote the Company's brand, commercial banking capabilities, the Company's various products, to attract loans and deposits and to announce new branch openings as well as the expansion of the Company's non-bank businesses. The level of marketing expenditures depends on the type of marketing programs utilized which are determined based on the market area, targeted audience, competition and various other factors.

Professional fees for the second quarter of 2015 were $5.1 million, compared to $4.7 million for the first quarter of 2015 and $4.0 million in the second quarter of 2014. The increase in professional fees in the current quarter as compared to the first quarter of 2015 and second quarter of 2014 is due to an increase in legal expenses, including legal fees incurred in connection with recent acquisitions. Professional fees include legal, audit and tax fees, external loan review costs and normal regulatory exam assessments.

OREO expense totaled $841,000 in the second quarter of 2015 compared to OREO expense of $1.4 million recorded in the first quarter of 2015 and $2.5 million recorded in the second quarter of 2014. OREO expense was lower in the current quarter compared to the quarter ended March 31, 2015 and June 30, 2014 primarily due to fewer negative valuation adjustments of OREO properties as well as higher gains recorded on non-covered OREO sales in the current quarter. OREO costs include all costs related to obtaining, maintaining and selling other real estate owned properties.

Miscellaneous expense in the second quarter of 2015 increased $645,000, or 4%, compared to the quarter ended March 31, 2015 and increased $2.7 million, or 22%, compared to the quarter ended June 30, 2014. The increase in the current quarter as compared to the first quarter of 2015 is primarily due to increased donations as well as higher travel and entertainment expenses. Compared to the prior year quarter, miscellaneous expenses increased primarily as a result of higher travel and entertainment expenses and increased costs related to postage, insurance and operating losses. Miscellaneous expense includes ATM expenses, correspondent bank charges, directors' fees, telephone, travel and entertainment, corporate insurance, dues and subscriptions, problem loan expenses and lending origination costs that are not deferred.

The non-interest expense categories previously discussed include expenses related to acquisitions. The following table presents the detail of these acquisition related expenses:

	Three Months Ended,	Six Months Ended,
	June 30,	June 30,
(Dollars in thousands)	2015	2015
Salaries and employee benefits:
Salaries	$—	$12
Commissions and incentive compensation	—	3
Benefits	—	—
Total salaries and employee benefits	—	15
Equipment	32	32
Occupancy, net	—	16
Data processing	653	783
Advertising and marketing	—	5
Professional fees	417	985
Other:
Miscellaneous	21	25
Total other	21	25
Total Acquisition Related Expenses	$1,123	$1,861

ASSET QUALITY
Allowance for Credit Losses, excluding covered loans

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2015	2015	2014	2015	2014
Allowance for loan losses at beginning of period	$94,446	$91,705	$92,275	$91,705	$96,922
Provision for credit losses	9,701	6,185	6,813	15,886	10,117
Other adjustments	(93)	(248)	(105)	(341)	(253)
Reclassification from (to) allowance for unfunded lending-related commitments	4	(113)	(146)	(109)	(164)
Charge-offs:
Commercial	1,243	677	2,384	1,920	3,032
Commercial real estate	856	1,005	2,351	1,861	6,844
Home equity	1,847	584	730	2,431	2,997
Residential real estate	923	631	689	1,554	915
Premium finance receivables - commercial	1,526	1,263	1,492	2,789	2,702
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	115	111	213	226	386
Total charge-offs	6,510	4,271	7,859	10,781	16,876
Recoveries:
Commercial	285	370	270	655	587
Commercial real estate	1,824	312	342	2,136	487
Home equity	39	48	122	87	379
Residential real estate	16	76	74	92	205
Premium finance receivables - commercial	458	329	312	787	631
Premium finance receivables - life insurance	—	—	2	—	4
Consumer and other	34	53	153	87	214
Total recoveries	2,656	1,188	1,275	3,844	2,507
Net charge-offs	(3,854)	(3,083)	(6,584)	(6,937)	(14,369)
Allowance for loan losses at period end	$100,204	$94,446	$92,253	$100,204	$92,253
Allowance for unfunded lending-related commitments at period end	884	888	884	884	884
Allowance for credit losses at period end	$101,088	$95,334	$93,137	$101,088	$93,137
Annualized net charge-offs by category as a percentage of its own respective category’s average:
Commercial	0.09%	0.03%	0.24%	0.06%	0.14%
Commercial real estate	(0.08)	0.06	0.19	(0.01)	0.30
Home equity	1.01	0.30	0.34	0.66	0.74
Residential real estate	0.39	0.28	0.35	0.34	0.21
Premium finance receivables - commercial	0.18	0.16	0.20	0.17	0.18
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	0.23	0.13	0.14	0.17	0.20
Total loans, net of unearned income, excluding covered loans	0.10%	0.08%	0.19%	0.09%	0.21%
Net charge-offs as a percentage of the provision for credit losses	39.73%	49.87%	96.62%	43.68%	142.02%
Loans at period-end, excluding covered loans	$15,513,650	$14,953,059	$13,749,996
Allowance for loan losses as a percentage of loans at period end	0.65%	0.63%	0.67%
Allowance for credit losses as a percentage of loans at period end	0.65%	0.64%	0.68%

The allowance for credit losses, excluding the allowance for covered loan losses, is comprised of the allowance for loan losses and the allowance for unfunded lending-related commitments. The allowance for loan losses is a reserve against loan amounts that are actually funded and outstanding while the allowance for unfunded lending-related commitments (separate liability account) relates to certain amounts that Wintrust is committed to lend but for which funds have not yet been disbursed. The provision for credit losses, excluding the provision for covered loan losses, may contain both a component related to funded loans (provision for loan losses) and a component related to lending-related commitments (provision for unfunded loan commitments and letters of credit).

The provision for credit losses, excluding the provision for covered loan losses, totaled $9.7 million for the second quarter of 2015 compared to $6.2 million for the first quarter of 2015 and $6.8 million for the second quarter of 2014. The higher provision for credit losses in the second quarter of 2015 compared to both periods was partly due to the $560.6 million in loan growth, excluding covered loans and mortgage loans held-for-sale, during the current period.

Net charge-offs as a percentage of loans, excluding covered loans, for the second quarter of 2015 totaled ten basis points on an annualized basis compared to eight basis points on an annualized basis in the first quarter of 2015 and 19 basis points on an annualized basis in the second quarter of 2014. Net charge-offs totaled $3.9 million in the second quarter of 2015, a $771,000 increase from $3.1 million in the first quarter of 2015 and a $2.7 million decrease from $6.6 million in the second quarter of 2014. Compared to the second quarter of 2014, net charge-offs decreased primarily as a result of a $3.0 million and $1.2 million decrease in net charge-offs within the commercial real-estate and commercial loan portfolios, respectively, partially offset by a $1.2 million increase in net charge-offs within the home equity loan portfolio.
Management believes the allowance for credit losses is appropriate to provide for inherent losses in the portfolio. There can be no assurances however, that future losses will not exceed the amounts provided for, thereby affecting future results of operations. The amount of future additions to the allowance for credit losses will be dependent upon management’s assessment of the appropriateness of the allowance based on its evaluation of economic conditions, changes in real estate values, interest rates, the regulatory environment, the level of past-due and non-performing loans, and other factors.
The Company also provides a provision for covered loan losses on covered loans and maintains an allowance for covered loan losses on covered loans. Please see “Covered Assets” later in this document for more detail.
The following table presents the provision for credit losses and allowance for credit losses by component for the periods presented:

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2015	2015	2014	2015	2014
Provision for loan losses	$9,705	$6,072	$6,667	$15,777	$9,953
Provision for unfunded lending-related commitments	(4)	113	146	109	164
Provision for covered loan losses	(219)	(106)	(153)	(325)	(1,577)
Provision for credit losses	$9,482	$6,079	$6,660	$15,561	$8,540

			Period End
			June 30,	March 31,	June 30,
			2015	2015	2014
Allowance for loan losses			$100,204	$94,446	$92,253
Allowance for unfunded lending-related commitments			884	888	884
Allowance for covered loan losses			2,215	1,878	1,667
Allowance for credit losses			$103,303	$97,212	$94,804

The tables below summarize the calculation of allowance for loan losses for the Company’s core loan portfolio and consumer, niche and purchased loan portfolio as of June 30, 2015 and March 31, 2015.

	As of June 30, 2015
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:(1)
Commercial and industrial	$2,486,860	$21,691	0.87%
Asset-based lending	830,378	6,382	0.77
Tax exempt	198,520	1,186	0.60
Leases	187,630	166	0.09
Other	2,772	20	0.72
Commercial real-estate:(1)
Residential construction	56,500	687	1.22
Commercial construction	247,982	2,656	1.07
Land	81,630	2,513	3.08
Office	726,155	7,127	0.98
Industrial	608,566	4,524	0.74
Retail	718,990	5,002	0.70
Multi-family	634,144	7,172	1.13
Mixed use and other	1,466,366	12,164	0.83
Home equity(1)	692,692	12,270	1.77
Residential real-estate(1)	469,265	4,966	1.06
Total core loan portfolio	$9,408,450	$88,526	0.94%
Commercial:
Franchise	$228,599	$1,852	0.81%
Mortgage warehouse lines of credit	213,797	1,571	0.73
Community Advantage - homeowner associations	114,883	3	—
Aircraft	6,831	9	0.13
Purchased non-covered commercial loans (2)	60,074	20	0.03
Commercial real-estate:
Purchased non-covered commercial real-estate (2)	310,257	353	0.11
Purchased non-covered home equity (2)	19,658	18	0.09
Purchased non-covered residential real-estate (2)	33,750	53	0.16
Premium finance receivables
U.S. commercial insurance loans	2,163,089	5,502	0.25
Canada commercial insurance loans (2)	297,319	620	0.21
Life insurance loans (1)	2,153,155	799	0.04
Purchased life insurance loans (2)	384,320	—	—
Consumer and other (1)	115,675	877	0.76
Purchased non-covered consumer and other (2)	3,793	1	0.03
Total consumer, niche and purchased loan portfolio	$6,105,200	$11,678	0.19%
Total loans, net of unearned income, excluding covered loans	$15,513,650	$100,204	0.65%
Non-accretable credit discounts on purchased loans reported in accordance with ASC 310-30, excluding covered loans		$14,474
Total allowance for loan losses and non-accretable credit discounts on purchased loans, excluding covered loans		$114,678	0.74%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

	As of March 31, 2015
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:(1)
Commercial and industrial	$2,414,570	$22,534	0.93%
Asset-based lending	806,918	7,033	0.87
Tax exempt	204,024	1,033	0.51
Leases	172,014	59	0.03
Other	2,735	19	0.69
Commercial real-estate:(1)
Residential construction	45,803	694	1.52
Commercial construction	208,215	3,315	1.59
Land	82,094	2,216	2.70
Office	710,863	5,151	0.72
Industrial	583,989	4,287	0.73
Retail	707,117	4,855	0.69
Multi-family	618,975	4,925	0.80
Mixed use and other	1,409,264	11,405	0.81
Home equity(1)	687,867	12,641	1.84
Residential real-estate(1)	458,830	3,973	0.87
Total core loan portfolio	$9,113,278	$84,140	0.92%
Commercial:
Franchise	$225,762	$1,645	0.73%
Mortgage warehouse lines of credit	186,372	1,376	0.74
Community Advantage - homeowner associations	108,382	3	—
Aircraft	6,975	9	0.13
Purchased non-covered commercial loans (2)	84,180	15	0.02
Commercial real-estate:
Purchased non-covered commercial real-estate (2)	344,166	154	0.04
Purchased non-covered home equity (2)	21,416	23	0.11
Purchased non-covered residential real-estate (2)	37,095	123	0.33
Premium finance receivables
U.S. commercial insurance loans	2,046,580	4,789	0.23
Canada commercial insurance loans (2)	273,043	529	0.19
Life insurance loans (1)	1,986,606	674	0.03
Purchased life insurance loans (2)	389,048	—	—
Consumer and other (1)	126,122	965	0.77
Purchased non-covered consumer and other (2)	4,034	1	0.02
Total consumer, niche and purchased loan portfolio	$5,839,781	$10,306	0.18%
Total loans, net of unearned income, excluding covered loans	$14,953,059	$94,446	0.63%
Non-accretable credit discounts on purchased loans reported in accordance with ASC 310-30, excluding covered loans		$15,836
Total allowance for loan losses and non-accretable credit discounts on purchased loans, excluding covered loans		$110,282	0.74%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

As part of a quarterly review performed by Management to determine if the Company’s allowance for loan losses is appropriate, an analysis is prepared on the loan portfolio based upon a breakout of core loans and consumer, niche and purchased loans. A summary of the allowance for loan losses calculated for the loan components in both the core loan portfolio and the consumer, niche and purchased loan portfolio was shown on the previous pages as of June 30, 2015 and March 31, 2015.

The increase in the allowance for loan losses to core loans in the second quarter of 2015 compared to the first quarter of 2015 was attributable to an increase in required ASC 310 reserves (specific reserves) within the core portfolio.

As discussed within this section, credit quality metrics improved in the current quarter compared to the same quarter of last year including a reduction in the level of non-performing assets, increased allowance for loan losses coverage of non-performing loans and decreased net charge-offs. These current credit quality metrics are comparable to the pre-credit crisis levels reported between 2005 and 2008. However, we are able to carry a slightly lower ratio of allowance for loan losses to total loans than during the pre-credit crisis period as the result of the fact that the mix of the Company's loan portfolio is now more heavily weighted toward niche and purchased loans which historically require lower reserves. The niche and purchased components of our total loan portfolio now comprise 39% as compared to 23% of the total loan portfolio at December 31, 2005. Our current loan portfolio is comprised of a core portion totaling $9.4 billion with a 0.94% of allowance for loan losses and a niche and purchased component totaling $6.1 billion that only requires 0.19% of allowance for loan losses.

Purchased loans acquired in a business combination are recorded at estimated fair value on their purchase date. In accordance with accounting guidance, credit deterioration on purchased loans is recorded as a credit discount at the time of purchase instead of as an increase to the allowance for loan losses. For analysis purposes, the Company has combined the non-accretable credit discounts recorded on purchased loans with the total allowance for loan losses in the previous tables to present the total credit reserves available on its loan portfolio. The total allowance for loan losses and non-accretable credit discounts on purchased loans was 0.74% of the total loan portfolio as of June 30, 2015 as compared to 0.74% as of March 31, 2015. The Company expects the total allowance for loan losses and non-accretable credit discounts on purchased loans to total loans ratio to increase in periods that have acquisitions and decrease in periods without acquisitions, based on the performance of the purchased loan portfolios.

The table below shows the aging of the Company’s loan portfolio at June 30, 2015:

		90+ days	60-89	30-59
As of June 30, 2015		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial
Commercial and industrial	$4,424	$—	$1,846	$6,027	$2,522,162	$2,534,459
Franchise	905	—	113	396	227,185	228,599
Mortgage warehouse lines of credit	—	—	—	—	213,797	213,797
Community Advantage - homeowners association	—	—	—	—	114,883	114,883
Aircraft	—	—	—	—	6,831	6,831
Asset-based lending	—	—	1,767	7,423	823,265	832,455
Tax exempt	—	—	—	—	199,185	199,185
Leases	65	—	—	—	187,565	187,630
Other	—	—	—	—	2,772	2,772
PCI - commercial (1)	—	474	—	233	9,026	9,733
Total commercial	5,394	474	3,726	14,079	4,306,671	4,330,344
Commercial real-estate
Residential construction	—	—	—	4	57,598	57,602
Commercial construction	19	—	—	—	249,524	249,543
Land	2,035	—	1,123	2,399	82,280	87,837
Office	6,360	701	163	2,601	744,992	754,817
Industrial	2,568	—	18	484	624,337	627,407
Retail	2,352	—	896	2,458	744,285	749,991
Multi-family	1,730	—	933	223	665,562	668,448
Mixed use and other	8,119	—	2,405	3,752	1,577,846	1,592,122
PCI - commercial real-estate (1)	—	15,646	3,490	2,798	40,889	62,823
Total commercial real-estate	23,183	16,347	9,028	14,719	4,787,313	4,850,590
Home equity	5,695	—	511	3,365	702,779	712,350
Residential real estate	16,631	—	2,410	1,205	480,427	500,673
PCI - residential real estate (1)	—	264	84	—	1,994	2,342
Premium finance receivables
Commercial insurance loans	15,156	9,053	5,048	11,071	2,420,080	2,460,408
Life insurance loans	—	351	—	6,823	2,145,981	2,153,155
PCI - life insurance loans (1)	—	—	—	—	384,320	384,320
Consumer and other	280	110	196	919	117,963	119,468
Total loans, net of unearned income, excluding covered loans	$66,339	$26,599	$21,003	$52,181	$15,347,528	$15,513,650
Covered loans	6,353	10,030	1,333	1,720	173,974	193,410
Total loans, net of unearned income	$72,692	$36,629	$22,336	$53,901	$15,521,502	$15,707,060

(1)	PCI loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

As of June 30, 2015 Aging as a % of Loan Balance	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial
Commercial and industrial	0.2%	—%	0.1%	0.2%	99.5%	100.0%
Franchise	0.4	—	—	0.2	99.4	100.0
Mortgage warehouse lines of credit	—	—	—	—	100.0	100.0
Community Advantage - homeowners association	—	—	—	—	100.0	100.0
Aircraft	—	—	—	—	100.0	100.0
Asset-based lending	—	—	0.2	0.9	98.9	100.0
Tax exempt	—	—	—	—	100.0	100.0
Leases	—	—	—	—	100.0	100.0
Other	—	—	—	—	100.0	100.0
PCI - commercial(1)	—	4.9	—	2.4	92.7	100.0
Total commercial	0.1	—	0.1	0.3	99.5	100.0
Commercial real-estate
Residential construction	—	—	—	—	100.0	100.0
Commercial construction	—	—	—	—	100.0	100.0
Land	2.3	—	1.3	2.7	93.7	100.0
Office	0.8	0.1	—	0.3	98.8	100.0
Industrial	0.4	—	—	0.1	99.5	100.0
Retail	0.3	—	0.1	0.3	99.3	100.0
Multi-family	0.3	—	0.1	—	99.6	100.0
Mixed use and other	0.5	—	0.2	0.2	99.1	100.0
PCI - commercial real-estate (1)	—	24.9	5.6	4.5	65.0	100.0
Total commercial real-estate	0.5	0.3	0.2	0.3	98.7	100.0
Home equity	0.8	—	0.1	0.5	98.6	100.0
Residential real estate	3.3	—	0.5	0.2	96.0	100.0
PCI - residential real estate(1)	—	11.3	3.6	—	85.1	100.0
Premium finance receivables
Commercial insurance loans	0.6	0.5	0.2	0.4	98.3	100.0
Life insurance loans	—	—	—	0.3	99.7	100.0
PCI - life insurance loans (1)	—	—	—	—	100.0	100.0
Consumer and other	0.2	0.1	0.2	0.8	98.7	100.0
Total loans, net of unearned income, excluding covered loans	0.4%	0.2%	0.1%	0.3%	99.0%	100.0%
Covered loans	3.3	5.2	0.7	0.9	89.9	100.0
Total loans, net of unearned income	0.5%	0.2%	0.1%	0.3%	98.9%	100.0%
As of June 30, 2015, $21.0 million of all loans, excluding covered loans, or 0.1%, were 60 to 89 days past due and $52.2 million, or 0.3%, were 30 to 59 days (or one payment) past due. As of March 31, 2015, $26.2 million of all loans, excluding covered loans, or 0.2%, were 60 to 89 days past due and $88.3 million, or 0.6%, were 30 to 59 days (or one payment) past due. The majority of the commercial and commercial real estate loans shown as 60 to 89 days and 30 to 59 days past due are included on the Company’s internal problem loan reporting system. Loans on this system are closely monitored by management on a monthly basis.
The Company’s home equity and residential loan portfolios continue to exhibit low delinquency ratios. Home equity loans at June 30, 2015 that are current with regard to the contractual terms of the loan agreement represent 98.6% of the total home equity portfolio. Residential real estate loans at June 30, 2015 that are current with regards to the contractual terms of the loan agreements comprise 95.9% of total residential real estate loans outstanding, which includes purchased non-covered residential real-estate.

The table below shows the aging of the Company’s loan portfolio at March 31, 2015:

		90+ days	60-89	30-59
As of March 31, 2015		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial
Commercial and industrial	$5,586	$—	$4,756	$16,949	$2,457,174	$2,484,465
Franchise	—	—	—	457	225,305	225,762
Mortgage warehouse lines of credit	—	—	—	—	186,372	186,372
Community Advantage - homeowners association	—	—	—	—	108,382	108,382
Aircraft	—	—	291	389	6,295	6,975
Asset-based lending	—	—	—	4,819	805,866	810,685
Tax exempt	—	—	—	—	205,195	205,195
Leases	—	—	65	517	171,432	172,014
Other	—	—	—	—	2,735	2,735
PCI - commercial(1)	—	612	—	—	8,735	9,347
Total commercial	5,586	612	5,112	23,131	4,177,491	4,211,932
Commercial real-estate
Residential construction	—	—	—	—	46,796	46,796
Commercial construction	—	—	—	992	209,039	210,031
Land	2,646	—	—	1,942	84,454	89,042
Office	8,243	—	171	3,144	731,568	743,126
Industrial	3,496	—	61	1,719	599,050	604,326
Retail	4,975	—	—	2,562	734,990	742,527
Multi-family	1,750	—	393	3,671	649,589	655,403
Mixed use and other	8,872	—	808	10,847	1,532,036	1,552,563
PCI - commercial real-estate (1)	—	18,120	4,639	3,242	40,671	66,672
Total commercial real-estate	29,982	18,120	6,072	28,119	4,628,193	4,710,486
Home equity	7,665	—	693	2,825	698,100	709,283
Residential real estate	14,248	—	753	8,735	469,826	493,562
PCI - residential real estate (1)	—	266	—	84	2,013	2,363
Premium finance receivables
Commercial insurance loans	15,902	8,062	4,476	19,392	2,271,791	2,319,623
Life insurance loans	—	—	8,994	5,415	1,972,197	1,986,606
PCI - life insurance loans (1)	—	—	—	—	389,048	389,048
Consumer and other	236	91	111	634	129,084	130,156
Total loans, net of unearned income, excluding covered loans	$73,619	$27,151	$26,211	$88,335	$14,737,743	$14,953,059
Covered loans	7,079	16,434	558	6,128	179,495	209,694
Total loans, net of unearned income	$80,698	$43,585	$26,769	$94,463	$14,917,238	$15,162,753

(1)	PCI loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

As of March 31, 2015 Aging as a % of Loan Balance:	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial
Commercial and industrial	0.2%	—%	0.2%	0.7%	98.9%	100.0%
Franchise	—	—	—	0.2	99.8	100.0
Mortgage warehouse lines of credit	—	—	—	—	100.0	100.0
Community Advantage - homeowners association	—	—	—	—	100.0	100.0
Aircraft	—	—	4.2	5.6	90.2	100.0
Asset-based lending	—	—	—	0.6	99.4	100.0
Tax exempt	—	—	—	—	100.0	100.0
Leases	—	—	—	0.3	99.7	100.0
Other	—	—	—	—	100.0	100.0
PCI - commercial(1)	—	6.5	—	—	93.5	100.0
Total commercial	0.1	—	0.1	0.6	99.2	100.0
Commercial real-estate
Residential construction	—	—	—	—	100.0	100.0
Commercial construction	—	—	—	0.5	99.5	100.0
Land	3.0	—	—	2.2	94.8	100.0
Office	1.1	—	—	0.4	98.5	100.0
Industrial	0.6	—	—	0.3	99.1	100.0
Retail	0.7	—	—	0.3	99.0	100.0
Multi-family	0.3	—	0.1	0.6	99.0	100.0
Mixed use and other	0.6	—	0.1	0.7	98.6	100.0
PCI - commercial real-estate (1)	—	27.2	7.0	4.9	60.9	100.0
Total commercial real-estate	0.6	0.4	0.1	0.6	98.3	100.0
Home equity	1.1	—	0.1	0.4	98.4	100.0
Residential real estate	2.9	—	0.2	1.8	95.1	100.0
PCI - residential real estate (1)	—	11.3	—	3.6	85.1	100.0
Premium finance receivables
Commercial insurance loans	0.7	0.4	0.2	0.8	97.9	100.0
Life insurance loans	—	—	0.5	0.3	99.2	100.0
PCI - life insurance loans (1)	—	—	—	—	100.0	100.0
Consumer and other	0.2	0.1	0.1	0.5	99.1	100.0
Total loans, net of unearned income, excluding covered loans	0.5%	0.2%	0.2%	0.6%	98.5%	100.0%
Covered loans	3.4	7.8	0.3	2.9	85.6	100.0
Total loans, net of unearned income	0.5%	0.3%	0.2%	0.6%	98.4%	100.0%

Non-performing Assets, excluding covered assets
The following table sets forth Wintrust’s non-performing assets and troubled debt restructurings ("TDRs") performing under the contractual terms of the loan agreement, excluding covered assets and non-covered PCI loans, at the dates indicated.

	June 30,	March 31,	June 30,
(Dollars in thousands)	2015	2015	2014
Loans past due greater than 90 days and still accruing(1):
Commercial	$—	$—	$—
Commercial real-estate	701	—	309
Home equity	—	—	—
Residential real-estate	—	—	—
Premium finance receivables - commercial	9,053	8,062	10,275
Premium finance receivables - life insurance	351	—	649
Consumer and other	110	91	73
Total loans past due greater than 90 days and still accruing	10,215	8,153	11,306
Non-accrual loans(2):
Commercial	5,394	5,586	6,511
Commercial real-estate	23,183	29,982	36,321
Home equity	5,695	7,665	5,804
Residential real-estate	16,631	14,248	15,294
Premium finance receivables - commercial	15,156	15,902	12,298
Premium finance receivables - life insurance	—	—	—
Consumer and other	280	236	1,116
Total non-accrual loans	66,339	73,619	77,344
Total non-performing loans:
Commercial	5,394	5,586	6,511
Commercial real-estate	23,884	29,982	36,630
Home equity	5,695	7,665	5,804
Residential real-estate	16,631	14,248	15,294
Premium finance receivables - commercial	24,209	23,964	22,573
Premium finance receivables - life insurance	351	—	649
Consumer and other	390	327	1,189
Total non-performing loans	$76,554	$81,772	$88,650
Other real estate owned	33,044	33,131	51,673
Other real estate owned - from acquisitions	9,036	9,126	7,915
Other repossessed assets	231	259	311
Total non-performing assets	$118,865	$124,288	$148,549
TDRs performing under the contractual terms of the loan agreement	$52,174	$54,687	$72,199
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.12%	0.13%	0.18%
Commercial real-estate	0.49	0.64	0.84
Home equity	0.80	1.08	0.81
Residential real-estate	3.31	2.87	3.38
Premium finance receivables - commercial	0.98	1.03	0.95
Premium finance receivables - life insurance	0.01	—	0.03
Consumer and other	0.33	0.25	0.74
Total loans, net of unearned income	0.49%	0.55%	0.64%
Total non-performing assets as a percentage of total assets	0.57%	0.61%	0.79%
Allowance for loan losses as a percentage of total non-performing loans	130.89%	115.50%	104.06%

(1) As of the dates shown, no TDRs were past due greater than 90 days and still accruing interest.
(2) Non-accrual loans included TDRs totaling $10.6 million, $12.5 million, and $15.9 million as of June 30, 2015, March 31, 2015, and June 30, 2014, respectively.

Non-performing Commercial and Commercial Real Estate
Commercial non-performing loans totaled $5.4 million as of June 30, 2015 compared to $5.6 million as of March 31, 2015 and $6.5 million as of June 30, 2014. Commercial real estate non-performing loans totaled $23.9 million as of June 30, 2015 compared to $30.0 million as of March 31, 2015 and $36.6 million as of June 30, 2014.
Management is pursuing the resolution of all credits in this category. At this time, management believes reserves are appropriate to absorb inherent losses that are expected upon the ultimate resolution of these credits.
Non-performing Residential Real Estate and Home Equity
Non-performing home equity and residential real estate loans totaled $22.3 million as of June 30, 2015. The balance remained relatively unchanged compared to $21.9 million and $21.1 million at March 31, 2015 and June 30, 2014, respectively. The June 30, 2015 non-performing balance is comprised of $16.6 million of residential real estate (74 individual credits) and $5.7 million of home equity loans (35 individual credits). On average, this is approximately 7 non-performing residential real estate loans and home equity loans per chartered bank within the Company. The Company believes control and collection of these loans is very manageable. At this time, management believes reserves are adequate to absorb inherent losses that are expected upon the ultimate resolution of these credits.
Non-performing Commercial Insurance Premium Finance Receivables
The table below presents the level of non-performing property and casualty premium finance receivables as of June 30, 2015, March 31, 2015 and June 30, 2014 and the amount of net charge-offs for the quarters then ended.

	June 30,	March 31,	June 30,
(Dollars in thousands)	2015	2015	2014
Non-performing premium finance receivables - commercial	$24,209	$23,964	$22,573
- as a percent of premium finance receivables - commercial outstanding	0.98%	1.03%	0.95%
Net charge-offs of premium finance receivables - commercial	$1,068	$934	$1,180
- annualized as a percent of average premium finance receivables - commercial	0.18%	0.16%	0.20%
Fluctuations in this category may occur due to timing and nature of account collections from insurance carriers. The Company’s underwriting standards, regardless of the condition of the economy, have remained consistent. We anticipate that net charge-offs and non-performing asset levels in the near term will continue to be at levels that are within acceptable operating ranges for this category of loans. Management is comfortable with administering the collections at this level of non-performing property and casualty premium finance receivables and believes reserves are adequate to absorb inherent losses that are expected upon the ultimate resolution of these credits.
Due to the nature of collateral for commercial premium finance receivables, it customarily takes 60-150 days to convert the collateral into cash. Accordingly, the level of non-performing commercial premium finance receivables is not necessarily indicative of the loss inherent in the portfolio. In the event of default, Wintrust has the power to cancel the insurance policy and collect the unearned portion of the premium from the insurance carrier. In the event of cancellation, the cash returned in payment of the unearned premium by the insurer should generally be sufficient to cover the receivable balance, the interest and other charges due. Due to notification requirements and processing time by most insurance carriers, many receivables will become delinquent beyond 90 days while the insurer is processing the return of the unearned premium. Management continues to accrue interest until maturity as the unearned premium is ordinarily sufficient to pay-off the outstanding balance and contractual interest due.

Nonperforming Loans Rollforward
The table below presents a summary of the changes in the balance of non-performing loans, excluding covered loans, for the periods presented:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2015	2015	2014	2015	2014
Balance at beginning of period	$81,772	$78,677	$90,124	$78,677	$103,334
Additions, net	8,828	8,980	15,143	17,808	20,798
Return to performing status	(847)	(716)	(1,094)	(1,563)	(3,067)
Payments received	(6,580)	(4,369)	(3,083)	(10,949)	(6,813)
Transfer to OREO and other repossessed assets	(4,365)	(2,540)	(9,741)	(6,905)	(19,754)
Charge-offs	(2,755)	(1,801)	(4,602)	(4,556)	(9,376)
Net change for niche loans (1)	501	3,541	1,903	4,042	3,528
Balance at end of period	$76,554	$81,772	$88,650	$76,554	$88,650

(1)	This includes activity for premium finance receivables and indirect consumer loans.
TDRs
The table below presents a summary of TDRs as of the respective date, presented by loan category and accrual status:

	June 30,	March 31,	June 30,
(Dollars in thousands)	2015	2015	2014
Accruing TDRs:
Commercial	$6,039	$6,273	$5,225
Commercial real estate	42,210	45,417	63,178
Residential real estate and other	3,925	2,997	3,796
Total accrual	$52,174	$54,687	$72,199
Non-accrual TDRs: (1)
Commercial	$165	$184	$1,192
Commercial real estate	6,240	8,229	12,656
Residential real estate and other	4,197	4,118	2,060
Total non-accrual	$10,602	$12,531	$15,908
Total TDRs:
Commercial	$6,204	$6,457	$6,417
Commercial real estate	48,450	53,646	75,834
Residential real estate and other	8,122	7,115	5,856
Total TDRs	$62,776	$67,218	$88,107
Weighted-average contractual interest rate of TDRs	4.05%	4.04%	4.04%

(1)	Included in total non-performing loans.
At June 30, 2015, the Company had $62.8 million in loans modified in TDRs. The $62.8 million in TDRs represents 122 credits in which economic concessions were granted to certain borrowers to better align the terms of their loans with their current ability to pay. The balance decreased from $67.2 million representing 125 credits at March 31, 2015 and decreased from $88.1 million representing 143 credits at June 30, 2014.

The table below presents a summary of TDRs as of June 30, 2015 and June 30, 2014, and shows the changes in the balance during the periods presented:
Three Months Ended June 30, 2015

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$6,457	$53,646	$7,115	$67,218
Additions during the period	—	169	1,148	1,317
Reductions:
Charge-offs	—	—	(7)	(7)
Transferred to OREO and other repossessed assets	—	(771)	(104)	(875)
Removal of TDR loan status (1)	(161)	(188)	—	(349)
Payments received, net	(92)	(4,406)	(30)	(4,528)
Balance at period end	$6,204	$48,450	$8,122	$62,776
Three Months Ended June 30, 2014

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$7,278	$79,500	$5,739	$92,517
Additions during the period	—	2,020	220	2,240
Reductions:
Charge-offs	(17)	(19)	(73)	(109)
Transferred to OREO and other repossessed assets	(252)	(3,780)	—	(4,032)
Removal of TDR loan status (1)	(383)	—	—	(383)
Payments received, net	(209)	(1,887)	(30)	(2,126)
Balance at period end	$6,417	$75,834	$5,856	$88,107
Six Months Ended June 30, 2015

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$7,576	$67,623	$7,076	$82,275
Additions during the period	—	169	1,442	1,611
Reductions:
Charge-offs	(397)	(1)	(40)	(438)
Transferred to OREO and other repossessed assets	(562)	(2,290)	(104)	(2,956)
Removal of TDR loan status (1)	(237)	(8,570)	—	(8,807)
Payments received, net	(176)	(8,481)	(252)	(8,909)
Balance at period end	$6,204	$48,450	$8,122	$62,776

(1)
Loan was previously classified as a troubled debt restructuring and subsequently performed in compliance with the loan’s modified terms for a period of six months (including over a calendar year-end) at a modified interest rate which represented a market rate at the time of restructuring. Per our TDR policy, the TDR classification is removed.

Six Months Ended June 30, 2014

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$7,388	$93,535	$6,180	$107,103
Additions during the period	88	7,177	220	7,485
Reductions:
Charge-offs	(23)	(3,732)	(479)	(4,234)
Transferred to OREO and other repossessed assets	(252)	(16,057)	—	(16,309)
Removal of TDR loan status (1)	(383)	—	—	(383)
Payments received, net	(401)	(5,089)	(65)	(5,555)
Balance at period end	$6,417	$75,834	$5,856	$88,107

(1)
Loan was previously classified as a troubled debt restructuring and subsequently performed in compliance with the loan’s modified terms for a period of six months (including over a calendar year-end) at a modified interest rate which represented a market rate at the time of restructuring. Per our TDR policy, the TDR classification is removed.

Each TDR was reviewed for impairment at June 30, 2015 and approximately $3.7 million of impairment was present and appropriately reserved for through the Company’s normal reserving methodology in the Company’s allowance for loan losses. For TDRs in which impairment is calculated by the present value of future cash flows, the Company records interest income representing the decrease in impairment resulting from the passage of time during the respective period, which differs from interest income from contractually required interest on these specific loans. For the three months ended June 30, 2015 and 2014, the Company recorded $94,000 and $103,000, respectively, in interest income representing this decrease in impairment. For the six months ended June 30, 2015 and 2014, the Company recorded $287,000 and $235,000, respectively, in interest income.
Other Real Estate Owned
The table below presents a summary of other real estate owned, excluding covered other real estate owned, as of June 30, 2015, March 31, 2015 and June 30, 2014, and shows the activity for the respective period and the balance for each property type:

	Three Months Ended
	June 30,	March 31,	June 30,
(Dollars in thousands)	2015	2015	2014
Balance at beginning of period	$42,257	$45,642	$54,131
Disposals/resolved	(6,075)	(6,846)	(6,155)
Transfers in at fair value, less costs to sell	6,412	3,831	12,801
Additions from acquisition	—	761	—
Fair value adjustments	(514)	(1,131)	(1,189)
Balance at end of period	$42,080	$42,257	$59,588

	Period End
	June 30,	March 31,	June 30,
Balance by Property Type	2015	2015	2014
Residential real estate	$6,408	$7,250	$9,007
Residential real estate development	3,031	2,687	3,216
Commercial real estate	32,641	32,320	47,365
Total	$42,080	$42,257	$59,588

Covered Assets
In conjunction with FDIC-assisted transactions, the Company entered into loss share agreements with the FDIC. These agreements cover realized losses on loans, foreclosed real estate and certain other assets. These loss share assets are measured separately from the loan portfolios because they are not contractually embedded in the loans and are not transferable with the loans should the Company choose to dispose of them. Fair values at the acquisition dates were estimated based on projected cash flows available for loss-share based on the credit adjustments estimated for each loan pool and the loss share percentages. The loss share assets are also separately measured from the related loans and foreclosed real estate and recorded separately on the Consolidated Statements of Condition. Subsequent to the acquisition date, reimbursements received from the FDIC for actual incurred losses will reduce the loss share assets. Additional expected losses, to the extent such expected losses result in the recognition of an allowance for loan losses, will increase the loss share assets. The loss share agreements with the FDIC require the Company to reimburse the FDIC in the event that actual losses on covered assets are lower than the original loss estimates agreed upon with the FDIC with respect of such assets in the loss share agreements. The allowance for loan losses for loans acquired in FDIC-assisted transactions is determined without giving consideration to the amounts recoverable through loss share agreements (since the loss share agreements are separately accounted for and thus presented “gross” on the balance sheet). On the Consolidated Statements of Income, the provision for credit losses is reported net of changes in the amount recoverable under the loss share agreements. Reductions to expected losses, to the extent such reductions to expected losses are the result of an improvement to the actual or expected cash flows from the covered assets, will reduce the loss share assets. The increases in cash flows for the purchased loans are recognized as interest income prospectively.
The following table provides a comparative analysis for the period end balances of the covered asset components and any changes in the allowance for covered loan losses.

	June 30,	March 31,	June 30,
(Dollars in thousands)	2015	2015	2014
Period End Balances:
Loans	$193,410	$209,694	$275,154
Other real estate owned	35,419	38,785	55,996
Other assets	686	757	2,242
FDIC Indemnification asset	3,429	10,224	46,115
Total covered assets	$232,944	$259,460	$379,507
Allowance for Covered Loan Losses Rollforward:
Balance at beginning of quarter:	$1,878	$2,131	$3,447
Provision for covered loan losses before benefit attributable to FDIC loss share agreements	(1,094)	(529)	(764)
Benefit attributable to FDIC loss share agreements	875	423	611
Net provision for covered loan losses	(219)	(106)	(153)
Decrease in FDIC indemnification asset	(875)	(423)	(611)
Loans charged-off	(140)	(237)	(2,189)
Recoveries of loans charged-off	1,571	513	1,173
Net recoveries	1,431	276	(1,016)
Balance at end of quarter	$2,215	$1,878	$1,667

Changes in Accretable Yield
The excess of cash flows expected to be collected over the carrying value of loans accounted for under ASC 310-30 is referred to as the accretable yield and is recognized in interest income using an effective yield method over the remaining life of the pool of loans. The accretable yield is affected by:

•
Changes in interest rate indices for variable rate loans accounted for under ASC 310-30 – Expected future cash flows are based on the variable rates in effect at the time of the regular evaluations of cash flows expected to be collected;

•
Changes in prepayment assumptions – Prepayments affect the estimated life of loans accounted for under ASC 310-30 which may change the amount of interest income, and possibly principal, expected to be collected; and

•
Changes in the expected principal and interest payments over the estimated life – Updates to expected cash flows are driven by the credit outlook and actions taken with borrowers. Changes in expected future cash flows from loan modifications are included in the regular evaluations of cash flows expected to be collected.

The following table provides activity for the accretable yield of loans accounted for under ASC 310-30.

	Three Months Ended June 30, 2015		Three Months Ended June 30, 2014
	Bank	Life Insurance Premium	Bank	Life Insurance Premium
(Dollars in thousands)	Acquisitions	Finance Loans	Acquisitions	Finance Loans
Accretable yield, beginning balance	$69,182	$1,016	$97,674	$6,561
Acquisitions	—	—	—	—
Accretable yield amortized to interest income	(5,184)	(1,131)	(9,617)	(1,433)
Accretable yield amortized to indemnification asset(1)	(4,089)	—	(11,161)	—
Reclassification from non-accretable difference(2)	1,638	115	17,928	—
Increases (decreases) in interest cash flows due to payments and changes in interest rates	2,096	—	(2,722)	51
Accretable yield, ending balance (3)	$63,643	$—	$92,102	$5,179

	Six Months Ended June 30, 2015		Six Months Ended June 30, 2014
	Bank	Life Insurance Premium	Bank	Life Insurance Premium
(Dollars in thousands)	Acquisitions	Finance Loans	Acquisitions	Finance Loans
Accretable yield, beginning balance	$77,485	$1,617	$107,655	$8,254
Acquisitions	898	—	—	—
Accretable yield amortized to interest income	(10,688)	(1,732)	(17,387)	(3,204)
Accretable yield amortized to indemnification asset(1)	(7,665)	—	(16,809)	—
Reclassification from non-accretable difference(2)	2,741	115	26,508	—
Increases (decreases) in interest cash flows due to payments and changes in interest rates	872	—	(7,865)	129
Accretable yield, ending balance (3)	$63,643	$—	$92,102	$5,179

(1) Represents the portion of the current period accreted yield, resulting from lower expected losses, applied to reduce the loss share indemnification asset.
(2) Reclassification is the result of subsequent increases in expected principal cash flows.
(3) As of June 30, 2015, the Company estimates that the remaining accretable yield balance to be amortized to the indemnification asset for the bank acquisitions is $12.3 million. The remainder of the accretable yield related to bank acquisitions is expected to be amortized to interest income.

Accretion to interest income accounted for under ASC 310-30 from loans acquired in bank acquisitions totaled $5.2 million and $9.6 million in the second quarter of 2015 and 2014, respectively. For the six months ended June 30, 2015 and 2014, the Company recorded accretion to interest income of $10.7 million and $17.4 million, respectively. These amounts include accretion from both covered and non-covered loans, and are included together within interest and fees on loans in the Consolidated Statements of Income.

Items Impacting Comparative Financial Results:
Acquisitions
On January 16, 2015 the Company completed its acquisition of Delavan Bancshares, Inc. ("Delavan"). Delavan was the parent company of Community Bank CBD. Through this transaction, Town Bank acquired four banking locations, approximately $224 million in assets and approximately $170 million in deposits.

On August 8, 2014, the Company, through its subsidiary Town Bank, completed its acquisition of certain branch offices and deposits of Talmer Bank & Trust. Through this transaction, Town Bank acquired 11 branch offices and approximately $355 million in deposits.

On July 11, 2014, the Company, through its subsidiary Town Bank, completed its acquisition of the Pewaukee, Wisconsin branch of THE National Bank. In addition to the banking facility, Town Bank acquired approximately $75 million in loans and approximately $36 million in deposits.

On May 16, 2014, the Company, through its subsidiary Hinsdale Bank and Trust Company ("Hinsdale Bank"), completed its acquisition of the Stone Park branch office and certain related deposits of Urban Partnership Bank.

On April 28, 2014, the Company, through its subsidiary First Insurance Funding of Canada, Inc., completed its acquisition of 100% of the shares of each of Policy Billing Services Inc. and Equity Premium Finance Inc., two affiliated Canadian insurance premium funding and payment services companies.

On February 28, 2014, the Company, through its subsidiary Lake Forest Bank and Trust Company ("Lake Forest Bank"), completed its acquisition of a bank branch from Baytree National Bank & Trust Company. In addition to the banking facility, Lake Forest Bank acquired certain assets and approximately $15 million of deposits.

Acquisitions Completed Subsequent to June 30, 2015 and Announced Acquisitions

On July 1, 2015, the Company, through its wholly-owned subsidiary Wintrust Bank, completed its acquisition of North Bank, headquartered in downtown Chicago, Illinois. Through this transaction, Wintrust Bank acquired two banking locations. At March 31, 2015, North Bank had approximately $106 million in assets, approximately $55 million in loans, and approximately $94 million in deposits.

On April 2, 2015, the Company announced the signing of a definitive agreement to acquire Suburban Illinois Bancorp, Inc. ("Suburban"). Suburban is the parent company of Suburban Bank & Trust Company ("SBT"). Through this transaction, the Company will acquire SBT's ten banking locations in Chicago and its suburbs. At December 31, 2014, SBT had approximately $470 million in assets, approximately $297 million in loans, and approximately $411 million in deposits.

On March 2, 2015, the Company announced the signing of a definitive agreement to acquire Community Financial Shares, Inc ("CFIS"). CFIS is the parent company of Community Bank - Wheaton/Glen Ellyn ("CBWGE"). Through this transaction, the Company will acquire CBWGE's four banking locations in Wheaton and Glen Ellyn, Illinois. At December 31, 2014, CBWGE had approximately $343 million in assets and approximately $310 million in deposits.

WINTRUST SUBSIDIARIES AND LOCATIONS
Wintrust is a financial holding company whose common stock is traded on the Nasdaq Global Select Market (Nasdaq: WTFC). Its 15 community bank subsidiaries are: Lake Forest Bank & Trust Company, Hinsdale Bank & Trust Company, Wintrust Bank in Chicago, Libertyville Bank & Trust Company, Barrington Bank & Trust Company, N.A., Crystal Lake Bank & Trust Company, N.A., Northbrook Bank & Trust Company, Schaumburg Bank & Trust Company, N.A., Village Bank & Trust in Arlington Heights, Beverly Bank & Trust Company, N.A. in Chicago, Wheaton Bank & Trust Company, State Bank of The Lakes in Antioch, Old Plank Trail Community Bank, N.A. in New Lenox, St. Charles Bank & Trust Company and Town Bank in Hartland, Wisconsin. The banks also operate facilities in Illinois in Algonquin, Bloomingdale, Buffalo Grove, Cary, Chicago, Clarendon Hills, Crete, Deerfield, Downers Grove, Elgin, Evergreen Park, Frankfort, Geneva, Glen Ellyn, Glencoe, Glenview, Gurnee, Grayslake, Hanover Park, Highland Park, Highwood, Hoffman Estates, Island Lake, Itasca, Joliet, Lake Bluff, Lake Villa, Lansing, Lindenhurst, Lynwood, McHenry, Mokena, Mount Prospect, Mundelein, Naperville, North Chicago, Northfield, Norridge, Orland Park, Palatine, Park Ridge, Plainfield, Prospect Heights, Ravinia, Riverside, Rogers Park, Roselle, Shorewood, Skokie, South Holland, Spring Grove, Steger, Stone Park, Vernon Hills, Wauconda, Western Springs, Willowbrook, Wilmette, Winnetka and Wood Dale and in Albany, Burlington, Clinton, Darlington, Delafield, Delavan, Elm Grove, Genoa City, Kenosha, Lake Geneva, Madison, Menomenee Falls, Monroe, Pewaukee, Sharon, Wales, Walworth and Wind Lake, Wisconsin and Dyer, Indiana.
Additionally, the Company operates various non-bank business units:

•	First Insurance Funding Corporation, one of the largest insurance premium finance companies operating in the United States, serves commercial and life insurance loan customers throughout the country.

•	First Insurance Funding of Canada serves commercial insurance loan customers throughout Canada

•
Tricom, Inc. of Milwaukee provides high-yielding, short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States.

•
Wintrust Mortgage, a division of Barrington Bank & Trust Company, engages primarily in the origination and purchase of residential mortgages for sale into the secondary market through origination offices located throughout the United States. Loans are also originated nationwide through relationships with wholesale and correspondent offices.

•	Wayne Hummer Investments, LLC is a broker-dealer providing a full range of private client and brokerage services to clients and correspondent banks located primarily in the Midwest.

•	Great Lakes Advisors LLC provides money management services and advisory services to individual accounts.

•	The Chicago Trust Company, a trust subsidiary, allows Wintrust to service customers’ trust and investment needs at each banking location.
FORWARD-LOOKING STATEMENTS
This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “point,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2014 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

•
negative economic conditions that adversely affect the economy, housing prices, the job market and other factors that may affect the Company’s liquidity and the performance of its loan portfolios, particularly in the markets in which it operates;

•	the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses;

•	estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period;

•	the financial success and economic viability of the borrowers of our commercial loans;

•	market conditions in the commercial real estate market in the Chicago metropolitan area and southern Wisconsin;

•	the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for loan and lease losses;

•	inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio;

•
changes in the level and volatility of interest rates, the capital markets and other market indices that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities;

•	competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services);

•	failure to identify and complete favorable acquisitions in the future or unexpected difficulties or developments related to the integration of the Company’s recent or future acquisitions;

•	unexpected difficulties and losses related to FDIC-assisted acquisitions, including those resulting from our loss-sharing arrangements with the FDIC;

•	any negative perception of the Company’s reputation or financial strength;

•	ability to raise additional capital on acceptable terms when needed;

•	disruption in capital markets, which may lower fair values for the Company’s investment portfolio;

•	ability to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations;

•	adverse effects on our information technology systems resulting from failures, human error or tampering;

•	adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors;

•	increased costs as a result of protecting our customers from the impact of stolen debit card information;

•	accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions;

•	ability of the Company to attract and retain senior management experienced in the banking and financial services industries;

•	environmental liability risk associated with lending activities;

•	the impact of any claims or legal actions, including any effect on our reputation;

•	losses incurred in connection with repurchases and indemnification payments related to mortgages;

•	the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;

•	the soundness of other financial institutions;

•	the expenses and delayed returns inherent in opening new branches and de novo banks;

•	examinations and challenges by tax authorities;

•	changes in accounting standards, rules and interpretations and the impact on the Company’s financial statements;

•	the ability of the Company to receive dividends from its subsidiaries;

•	a decrease in the Company’s regulatory capital ratios, including as a result of further declines in the value of its loan portfolios, or otherwise;

•
legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies, including those resulting from the Dodd-Frank Act;

•	a lowering of our credit rating;

•	changes in U.S. monetary policy;

•	restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business resulting from the Dodd-Frank Act;

•	increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the current regulatory environment, including the Dodd-Frank Act;

•	the impact of heightened capital requirements;

•	increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC;

•	delinquencies or fraud with respect to the Company’s premium finance business;

•	credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans;

•	the Company’s ability to comply with covenants under its credit facility; and

•	fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation.
Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward-looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances after the date of the press release. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases.

CONFERENCE CALL, WEB CAST AND REPLAY
The Company will hold a conference call at 1:00 p.m. (CT) Thursday, July 16, 2015 regarding second quarter and year-to-date 2015 results. Individuals interested in listening should call (877) 363-5049 and enter Conference ID #77870552. A simultaneous audio-only web cast and replay of the conference call may be accessed via the Company’s web site at (http://www.wintrust.com), Investor Relations, Investor News and Events, Presentations & Conference Calls. The text of the second quarter and year-to-date 2015 earnings press release will be available on the home page of the Company’s website at (http://www.wintrust.com) and at the Investor Relations, Investor News and Events, Press Releases link on its website.

WINTRUST FINANCIAL CORPORATION
Supplemental Financial Information
5 Quarter Trends

WINTRUST FINANCIAL CORPORATION - Supplemental Financial Information
Selected Financial Highlights - 5 Quarter Trends
(Dollars in thousands, except per share data)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2014	2014	2014
Selected Financial Condition Data (at end of period):
Total assets	$20,799,924	$20,382,271	$20,010,727	$19,169,345	$18,895,681
Total loans, excluding loans held-for-sale and covered loans	15,513,650	14,953,059	14,409,398	14,052,059	13,749,996
Total deposits	17,082,418	16,938,769	16,281,844	16,065,246	15,556,376
Junior subordinated debentures	249,493	249,493	249,493	249,493	249,493
Total shareholders’ equity	2,264,982	2,131,074	2,069,822	2,028,508	1,998,235
Selected Statements of Income Data:
Net interest income	156,892	151,891	153,719	151,670	149,180
Net revenue (1)	233,905	216,432	211,376	209,622	203,282
Net income	43,831	39,052	38,133	40,224	38,541
Net income per common share – Basic	$0.89	$0.79	$0.78	$0.83	$0.79
Net income per common share – Diluted	$0.85	$0.76	$0.75	$0.79	$0.76
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin (2)	3.41%	3.42%	3.46%	3.46%	3.62%
Non-interest income to average assets	1.52%	1.32%	1.18%	1.20%	1.19%
Non-interest expense to average assets	3.06%	3.01%	2.94%	2.87%	2.93%
Net overhead ratio (2) (3)	1.53%	1.69%	1.76%	1.67%	1.74%
Efficiency ratio - FTE (2) (4)	65.64%	67.90%	67.59%	65.76%	65.36%
Return on average assets	0.87%	0.80%	0.78%	0.83%	0.84%
Return on average common equity	8.38%	7.64%	7.51%	8.09%	8.03%
Return on average tangible common equity	10.86%	9.96%	9.82%	10.59%	10.43%
Average total assets	$20,256,996	$19,826,240	$19,366,670	$19,127,346	$18,302,942
Average total shareholders’ equity	2,156,128	2,114,356	2,057,855	2,020,903	1,971,656
Average loans to average deposits ratio (excluding covered loans)	92.8%	91.4%	89.5%	90.1%	90.4%
Average loans to average deposits ratio (including covered loans)	94.0	92.7	91.0	91.8	92.3
Common Share Data at end of period:
Market price per common share	$53.38	$47.68	$46.76	$44.67	$46.00
Book value per common share (2)	$42.24	$42.30	$41.52	$40.74	$40.21
Tangible common book value per share (2)	$33.02	$33.04	$32.45	$31.60	$31.64
Common shares outstanding	47,677,257	47,389,608	46,805,055	46,691,047	46,552,905
Other Data at end of period:(8)
Leverage Ratio(5)	9.8%	9.2%	10.2%	10.0%	10.5%
Tier 1 Capital to risk-weighted assets (5)	10.7%	10.1%	11.6%	11.7%	11.7%
Common equity Tier 1 capital to risk-weighted assets (5)	9.0%	9.1%	N/A	N/A	N/A
Total capital to risk-weighted assets (5)	13.0%	12.5%	13.0%	13.1%	13.2%
Tangible common equity ratio (TCE) (2) (7)	7.7%	7.9%	7.8%	7.9%	8.0%
Tangible common equity ratio, assuming full conversion of convertible preferred stock (2) (7)	8.4%	8.5%	8.4%	8.6%	8.7%
Allowance for credit losses (6)	$101,088	$95,334	$92,480	$91,841	$93,137
Non-performing loans	76,554	81,772	78,677	81,070	88,650
Allowance for credit losses to total loans (6)	0.65%	0.64%	0.64%	0.65%	0.68%
Non-performing loans to total loans	0.49%	0.55%	0.55%	0.58%	0.64%
Number of:
Bank subsidiaries	15	15	15	15	15
Banking offices	147	146	140	139	127

(1)	Net revenue includes net interest income and non-interest income

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	The efficiency ratio is calculated by dividing total non-interest expense by tax-equivalent net revenue (less securities gains or losses). A lower ratio indicates more efficient revenue generation.

(5)	Capital ratios for current quarter-end are estimated. As of January 1, 2015 capital ratios are calculated under the requirements of Basel III.

(6)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excluding the allowance for covered loan losses.

(7)	Total shareholders’ equity minus preferred stock and total intangible assets divided by total assets minus total intangible assets

(8)	Asset quality ratios exclude covered loans.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Condition - 5 Quarter Trends

	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2015	2015	2014	2014	2014
Assets
Cash and due from banks	$248,094	$286,743	$225,136	$260,694	$349,013
Federal funds sold and securities purchased under resale agreements	4,115	4,129	5,571	26,722	7,965
Interest bearing deposits with banks	591,721	697,799	998,437	620,370	506,871
Available-for-sale securities, at fair value	2,162,061	1,721,030	1,792,078	1,782,648	1,824,240
Trading account securities	1,597	7,811	1,206	6,015	2,234
Federal Home Loan Bank and Federal Reserve Bank stock	89,818	92,948	91,582	80,951	84,531
Brokerage customer receivables	29,753	25,287	24,221	26,624	28,199
Mortgage loans held-for-sale	497,283	446,355	351,290	363,303	363,627
Loans, net of unearned income, excluding covered loans	15,513,650	14,953,059	14,409,398	14,052,059	13,749,996
Covered loans	193,410	209,694	226,709	254,605	275,154
Total loans	15,707,060	15,162,753	14,636,107	14,306,664	14,025,150
Less: Allowance for loan losses	100,204	94,446	91,705	91,019	92,253
Less: Allowance for covered loan losses	2,215	1,878	2,131	2,655	1,667
Net loans	15,604,641	15,066,429	14,542,271	14,212,990	13,931,230
Premises and equipment, net	571,498	559,281	555,228	555,241	535,281
FDIC indemnification asset	3,429	10,224	11,846	27,359	46,115
Accrued interest receivable and other assets	556,344	537,117	501,882	494,213	525,394
Trade date securities receivable	—	488,063	485,534	285,627	292,366
Goodwill	421,646	420,197	405,634	406,604	381,721
Other intangible assets	17,924	18,858	18,811	19,984	16,894
Total assets	$20,799,924	$20,382,271	$20,010,727	$19,169,345	$18,895,681
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$3,910,310	$3,779,609	$3,518,685	$3,253,477	$3,072,430
Interest bearing	13,172,108	13,159,160	12,763,159	12,811,769	12,483,946
Total deposits	17,082,418	16,938,769	16,281,844	16,065,246	15,556,376
Federal Home Loan Bank advances	444,017	416,036	733,050	347,500	580,582
Other borrowings	261,908	187,006	196,465	51,483	43,716
Subordinated notes	140,000	140,000	140,000	140,000	140,000
Junior subordinated debentures	249,493	249,493	249,493	249,493	249,493
Trade date securities payable	—	2,929	3,828	—	—
Accrued interest payable and other liabilities	357,106	316,964	336,225	287,115	327,279
Total liabilities	18,534,942	18,251,197	17,940,905	17,140,837	16,897,446
Shareholders’ Equity:
Preferred stock	251,312	126,427	126,467	126,467	126,467
Common stock	47,763	47,475	46,881	46,766	46,627
Surplus	1,159,052	1,156,542	1,133,955	1,129,975	1,125,551
Treasury stock	(3,964)	(3,948)	(3,549)	(3,519)	(3,449)
Retained earnings	872,690	835,669	803,400	771,519	737,542
Accumulated other comprehensive loss	(61,871)	(31,091)	(37,332)	(42,700)	(34,503)
Total shareholders’ equity	2,264,982	2,131,074	2,069,822	2,028,508	1,998,235
Total liabilities and shareholders’ equity	$20,799,924	$20,382,271	$20,010,727	$19,169,345	$18,895,681

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Income (Unaudited) - 5 Quarter Trends

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands, except per share data)	2015	2015	2014	2014	2014
Interest income
Interest and fees on loans	$159,823	$154,676	$157,476	$156,534	$151,984
Interest bearing deposits with banks	305	316	495	409	319
Federal funds sold and securities purchased under resale agreements	1	2	3	12	6
Available-for-sale securities	14,071	14,400	13,761	12,767	13,309
Trading account securities	51	13	45	20	5
Federal Home Loan Bank and Federal Reserve Bank stock	785	769	749	733	727
Brokerage customer receivables	205	181	186	201	200
Total interest income	175,241	170,357	172,715	170,676	166,550
Interest expense
Interest on deposits	11,996	11,814	12,431	12,298	11,759
Interest on Federal Home Loan Bank advances	1,812	2,156	2,534	2,641	2,705
Interest on other borrowings	787	788	313	200	510
Interest on subordinated notes	1,777	1,775	1,776	1,776	354
Interest on junior subordinated debentures	1,977	1,933	1,942	2,091	2,042
Total interest expense	18,349	18,466	18,996	19,006	17,370
Net interest income	156,892	151,891	153,719	151,670	149,180
Provision for credit losses	9,482	6,079	6,133	5,864	6,660
Net interest income after provision for credit losses	147,410	145,812	147,586	145,806	142,520
Non-interest income
Wealth management	18,476	18,100	18,649	17,659	18,222
Mortgage banking	36,007	27,800	24,694	26,691	23,804
Service charges on deposit accounts	6,474	6,297	6,189	6,084	5,688
(Losses) gains on available-for-sale securities, net	(24)	524	18	(153)	(336)
Fees from covered call options	4,565	4,360	2,966	2,107	1,244
Trading gains (losses), net	160	(477)	(507)	293	(743)
Other	11,355	7,937	5,648	5,271	6,223
Total non-interest income	77,013	64,541	57,657	57,952	54,102
Non-interest expense
Salaries and employee benefits	94,421	90,130	87,633	85,976	81,963
Equipment	7,914	7,836	7,555	7,570	7,223
Occupancy, net	11,401	12,351	11,600	10,446	9,850
Data processing	6,081	5,448	5,313	4,765	4,543
Advertising and marketing	6,406	3,907	3,669	3,528	3,558
Professional fees	5,074	4,664	4,039	4,035	4,046
Amortization of other intangible assets	934	1,013	1,171	1,202	1,156
FDIC insurance	3,047	2,987	2,810	3,211	3,196
OREO expense, net	841	1,411	2,320	581	2,490
Other	18,178	17,571	17,331	17,186	15,566
Total non-interest expense	154,297	147,318	143,441	138,500	133,591
Income before taxes	70,126	63,035	61,802	65,258	63,031
Income tax expense	26,295	23,983	23,669	25,034	24,490
Net income	$43,831	$39,052	$38,133	$40,224	$38,541
Preferred stock dividends and discount accretion	1,580	1,581	1,580	1,581	1,581
Net income applicable to common shares	$42,251	$37,471	$36,553	$38,643	$36,960
Net income per common share - Basic	$0.89	$0.79	$0.78	$0.83	$0.79
Net income per common share - Diluted	$0.85	$0.76	$0.75	$0.79	$0.76
Cash dividends declared per common share	$0.11	$0.11	$0.10	$0.10	$0.10
Weighted average common shares outstanding	47,567	47,239	46,734	46,639	46,520
Dilutive potential common shares	4,156	4,233	4,243	4,241	4,402
Average common shares and dilutive common shares	51,723	51,472	50,977	50,880	50,922

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Loan Balances - 5 Quarter Trends

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2015	2015	2014	2014	2014
Balance:
Commercial	$4,330,344	$4,211,932	$3,924,394	$3,689,671	$3,640,430
Commercial real estate	4,850,590	4,710,486	4,505,753	4,510,375	4,353,472
Home equity	712,350	709,283	716,293	720,058	713,642
Residential real-estate	503,015	495,925	483,542	470,319	451,905
Premium finance receivables - commercial	2,460,408	2,319,623	2,350,833	2,377,892	2,378,529
Premium finance receivables - life insurance	2,537,475	2,375,654	2,277,571	2,134,405	2,051,645
Consumer and other (1)	119,468	130,156	151,012	149,339	160,373
Total loans, net of unearned income, excluding covered loans	$15,513,650	$14,953,059	$14,409,398	$14,052,059	$13,749,996
Covered loans	193,410	209,694	226,709	254,605	275,154
Total loans, net of unearned income	$15,707,060	$15,162,753	$14,636,107	$14,306,664	$14,025,150
Mix:
Commercial	27%	28%	26%	26%	26%
Commercial real estate	31	31	31	31	31
Home equity	5	5	5	5	5
Residential real-estate	3	3	3	3	3
Premium finance receivables - commercial	16	15	16	17	17
Premium finance receivables - life insurance	16	16	16	15	15
Consumer and other (1)	1	1	1	1	1
Total loans, net of unearned income, excluding covered loans	99%	99%	98%	98%	98%
Covered loans	1	1	2	2	2
Total loans, net of unearned income	100%	100%	100%	100%	100%

(1)	Includes autos, boats, snowmobiles and other indirect consumer loans as well as short-term accounts receivable financing.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Deposits Balances - 5 Quarter Trends

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2015	2015	2014	2014	2014
Balance:
Non-interest bearing	$3,910,310	$3,779,609	$3,518,685	$3,253,477	$3,072,430
NOW and interest bearing demand deposits	2,240,832	2,262,928	2,236,089	2,086,099	2,002,868
Wealth management deposits (1)	1,591,251	1,528,963	1,226,916	1,212,317	1,220,102
Money market	3,898,495	3,791,762	3,651,467	3,744,682	3,591,540
Savings	1,504,654	1,563,752	1,508,877	1,465,250	1,427,222
Time certificates of deposit	3,936,876	4,011,755	4,139,810	4,303,421	4,242,214
Total deposits	$17,082,418	$16,938,769	$16,281,844	$16,065,246	$15,556,376
Mix:
Non-interest bearing	23%	22%	22%	20%	20%
NOW and interest bearing demand deposits	13	13	14	13	13
Wealth management deposits (1)	9	9	8	8	8
Money market	23	23	22	23	23
Savings	9	9	9	9	9
Time certificates of deposit	23	24	25	27	27
Total deposits	100%	100%	100%	100%	100%

(1)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wayne Hummer Investments, trust and asset management customers of The Chicago Trust Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts of the Banks.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income) - 5 Quarter Trends

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2015	2015	2014	2014	2014
Net interest income	$158,034	$152,952	$154,599	$152,498	$149,952
Call option income	4,565	4,360	2,966	2,107	1,244
Net interest income including call option income	$162,599	$157,312	$157,565	$154,605	$151,196
Yield on earning assets	3.81%	3.83%	3.89%	3.90%	4.03%
Rate on interest-bearing liabilities	0.52	0.54	0.55	0.56	0.53
Rate spread	3.29%	3.29%	3.34%	3.34%	3.50%
Net free funds contribution	0.12	0.13	0.12	0.12	0.12
Net interest margin	3.41	3.42	3.46	3.46	3.62
Call option income	0.10	0.10	0.07	0.05	0.03
Net interest margin including call option income	3.51%	3.52%	3.53%	3.51%	3.65%
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income - YTD Trends)

	Six Months Ended, June 30,	Years Ended December 31,
(Dollars in thousands)	2015	2014	2013	2012	2011
Net interest income	$310,986	$601,744	$552,887	$521,463	$463,071
Call option income	8,925	7,859	4,773	10,476	13,570
Net interest income including call option income	$319,911	$609,603	$557,660	$531,939	$476,641
Yield on earning assets	3.82%	3.96%	4.01%	4.21%	4.49%
Rate on interest-bearing liabilities	0.53	0.55	0.62	0.86	1.23
Rate spread	3.29%	3.41%	3.39%	3.35%	3.26%
Net free funds contribution	0.13	0.12	0.11	0.14	0.16
Net interest margin	3.42	3.53	3.50	3.49	3.42
Call option income	0.10	0.05	0.03	0.07	0.10
Net interest margin including call option income	3.52%	3.58%	3.53%	3.56%	3.52%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Quarterly Average Balances - 5 Quarter Trends

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2015	2015	2014	2014	2014
Liquidity management assets	$2,709,176	$2,868,906	$2,972,220	$2,814,720	$2,607,980
Other earning assets	32,115	27,717	29,699	28,702	27,463
Loans, net of unearned income	15,632,875	15,031,917	14,469,745	14,359,467	13,710,535
Covered loans	202,663	214,211	244,139	262,310	292,553
Total earning assets	$18,576,829	$18,142,751	$17,715,803	$17,465,199	$16,638,531
Allowance for loan and covered loan losses	(101,211)	(96,918)	(97,506)	(96,463)	(98,255)
Cash and due from banks	236,242	249,687	243,080	237,402	232,716
Other assets	1,545,136	1,530,720	1,505,293	1,521,208	1,529,950
Total assets	$20,256,996	$19,826,240	$19,366,670	$19,127,346	$18,302,942
Interest-bearing deposits	$13,115,453	$12,863,507	$12,771,359	$12,695,780	$12,284,444
Federal Home Loan Bank advances	347,656	357,532	335,198	380,083	446,778
Other borrowings	193,660	194,994	84,795	54,653	148,135
Subordinated notes	140,000	140,000	140,000	140,000	27,692
Junior subordinated debentures	249,493	249,493	249,493	249,493	249,493
Total interest-bearing liabilities	$14,046,262	$13,805,526	$13,580,845	$13,520,009	$13,156,542
Non-interest bearing deposits	3,725,728	3,584,452	3,398,774	3,233,937	2,880,501
Other liabilities	328,878	321,906	329,196	352,497	294,243
Equity	2,156,128	2,114,356	2,057,855	2,020,903	1,971,656
Total liabilities and shareholders’ equity	$20,256,996	$19,826,240	$19,366,670	$19,127,346	$18,302,942
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin - 5 Quarter Trends

	Three Months Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Yield earned on:
Liquidity management assets	2.36%	2.29%	2.08%	2.03%	2.28%
Other earning assets	3.54	2.94	3.40	3.21	3.02
Loans, net of unearned income	4.03	4.08	4.21	4.19	4.25
Covered loans	6.30	6.98	6.80	8.03	9.73
Total earning assets	3.81%	3.83%	3.89%	3.90%	4.03%
Rate paid on:
Interest-bearing deposits	0.37%	0.37%	0.39%	0.38%	0.38%
Federal Home Loan Bank advances	2.09	2.45	3.00	2.76	2.43
Other borrowings	1.63	1.64	1.47	1.45	1.38
Subordinated notes	5.07	5.07	5.07	5.07	5.06
Junior subordinated debentures	3.13	3.10	3.04	3.28	3.24
Total interest-bearing liabilities	0.52%	0.54%	0.55%	0.56%	0.53%
Interest rate spread	3.29%	3.29%	3.34%	3.34%	3.50%
Net free funds/contribution	0.12	0.13	0.12	0.12	0.12
Net interest income/Net interest margin	3.41%	3.42%	3.46%	3.46%	3.62%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Income - 5 Quarter Trends

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2015	2015	2014	2014	2014
Brokerage	$6,750	$6,852	$7,892	$7,185	$8,270
Trust and asset management	11,726	11,248	10,757	10,474	9,952
Total wealth management	18,476	18,100	18,649	17,659	18,222
Mortgage banking	36,007	27,800	24,694	26,691	23,804
Service charges on deposit accounts	6,474	6,297	6,189	6,084	5,688
(Losses) gains on available-for-sale securities, net	(24)	524	18	(153)	(336)
Fees from covered call options	4,565	4,360	2,966	2,107	1,244
Trading gains (losses), net	160	(477)	(507)	293	(743)
Other:
Interest rate swap fees	2,347	2,191	1,119	1,207	1,192
BOLI	2,180	766	661	652	675
Administrative services	1,053	1,026	1,107	990	938
Miscellaneous	5,775	3,954	2,761	2,422	3,418
Total other income	11,355	7,937	5,648	5,271	6,223
Total Non-Interest Income	$77,013	$64,541	$57,657	$57,952	$54,102
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Expense - 5 Quarter Trends

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2015	2015	2014	2014	2014
Salaries and employee benefits:
Salaries	$46,617	$46,848	$45,255	$45,471	$43,349
Commissions and incentive compensation	33,387	25,494	28,369	27,885	25,398
Benefits	14,417	17,788	14,009	12,620	13,216
Total salaries and employee benefits	94,421	90,130	87,633	85,976	81,963
Equipment	7,914	7,836	7,555	7,570	7,223
Occupancy, net	11,401	12,351	11,600	10,446	9,850
Data processing	6,081	5,448	5,313	4,765	4,543
Advertising and marketing	6,406	3,907	3,669	3,528	3,558
Professional fees	5,074	4,664	4,039	4,035	4,046
Amortization of other intangible assets	934	1,013	1,171	1,202	1,156
FDIC insurance	3,047	2,987	2,810	3,211	3,196
OREO expense, net	841	1,411	2,320	581	2,490
Other:
Commissions - 3rd party brokers	1,403	1,386	1,470	1,621	1,633
Postage	1,578	1,633	1,724	1,427	1,465
Miscellaneous	15,197	14,552	14,137	14,138	12,468
Total other expense	18,178	17,571	17,331	17,186	15,566
Total Non-Interest Expense	$154,297	$147,318	$143,441	$138,500	$133,591

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Allowance for Credit Losses, excluding covered loans - 5 Quarter Trends

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2015	2015	2014	2014	2014
Allowance for loan losses at beginning of period	$94,446	$91,705	$91,019	$92,253	$92,275
Provision for credit losses	9,701	6,185	6,744	6,028	6,813
Other adjustments	(93)	(248)	(236)	(335)	(105)
Reclassification (to) from allowance for unfunded lending-related commitments	4	(113)	46	62	(146)
Charge-offs:
Commercial	1,243	677	289	832	2,384
Commercial real estate	856	1,005	4,434	4,510	2,351
Home equity	1,847	584	150	748	730
Residential real estate	923	631	630	205	689
Premium finance receivables - commercial	1,526	1,263	1,463	1,557	1,492
Premium finance receivables - life insurance	—	—	4	—	—
Consumer and other	115	111	156	250	213
Total charge-offs	6,510	4,271	7,126	8,102	7,859
Recoveries:
Commercial	285	370	315	296	270
Commercial real estate	1,824	312	572	275	342
Home equity	39	48	57	99	122
Residential real estate	16	76	19	111	74
Premium finance receivables - commercial	458	329	219	289	312
Premium finance receivables - life insurance	—	—	6	1	2
Consumer and other	34	53	70	42	153
Total recoveries	2,656	1,188	1,258	1,113	1,275
Net charge-offs	(3,854)	(3,083)	(5,868)	(6,989)	(6,584)
Allowance for loan losses at period end	$100,204	$94,446	$91,705	$91,019	$92,253
Allowance for unfunded lending-related commitments at period end	884	888	775	822	884
Allowance for credit losses at period end	$101,088	$95,334	$92,480	$91,841	$93,137
Annualized net charge-offs by category as a percentage of its own respective category’s average:
Commercial	0.09%	0.03%	—%	0.06%	0.24%
Commercial real estate	(0.08)	0.06	0.34	0.38	0.19
Home equity	1.01	0.30	0.05	0.36	0.34
Residential real estate	0.39	0.28	0.30	0.05	0.35
Premium finance receivables - commercial	0.18	0.16	0.21	0.20	0.20
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	0.23	0.13	0.19	0.49	0.14
Total loans, net of unearned income, excluding covered loans	0.10%	0.08%	0.16%	0.19%	0.19%
Net charge-offs as a percentage of the provision for credit losses	39.73%	49.87%	86.98%	115.95%	96.62%
Loans at period-end	$15,513,650	$14,953,059	$14,409,398	$14,052,059	$13,749,996
Allowance for loan losses as a percentage of loans at period end	0.65%	0.63%	0.64%	0.65%	0.67%
Allowance for credit losses as a percentage of loans at period end	0.65%	0.64%	0.64%	0.65%	0.68%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Performing Assets, excluding covered assets - 5 Quarter Trends

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2015	2015	2014	2014	2014
Loans past due greater than 90 days and still accruing(1):
Commercial	$—	$—	$474	$—	$—
Commercial real-estate	701	—	—	—	309
Home equity	—	—	—	—	—
Residential real-estate	—	—	—	—	—
Premium finance receivables - commercial	9,053	8,062	7,665	7,115	10,275
Premium finance receivables - life insurance	351	—	—	—	649
Consumer and other	110	91	119	175	73
Total loans past due greater than 90 days and still accruing	10,215	8,153	8,258	7,290	11,306
Non-accrual loans(2):
Commercial	5,394	5,586	9,157	10,455	6,511
Commercial real-estate	23,183	29,982	26,605	27,363	36,321
Home equity	5,695	7,665	6,174	5,696	5,804
Residential real-estate	16,631	14,248	15,502	15,730	15,294
Premium finance receivables - commercial	15,156	15,902	12,705	14,110	12,298
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	280	236	277	426	1,116
Total non-accrual loans	66,339	73,619	70,420	73,780	77,344
Total non-performing loans:
Commercial	5,394	5,586	9,631	10,455	6,511
Commercial real-estate	23,884	29,982	26,605	27,363	36,630
Home equity	5,695	7,665	6,174	5,696	5,804
Residential real-estate	16,631	14,248	15,502	15,730	15,294
Premium finance receivables - commercial	24,209	23,964	20,370	21,225	22,573
Premium finance receivables - life insurance	351	—	—	—	649
Consumer and other	390	327	395	601	1,189
Total non-performing loans	$76,554	$81,772	$78,677	$81,070	$88,650
Other real estate owned	33,044	33,131	36,419	41,506	51,673
Other real estate owned - from acquisitions	9,036	9,126	9,223	8,871	7,915
Other repossessed assets	231	259	303	292	311
Total non-performing assets	$118,865	$124,288	$124,622	$131,739	$148,549
TDRs performing under the contractual terms of the loan agreement	52,174	54,687	69,697	69,868	72,199
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.12%	0.13%	0.25%	0.28%	0.18%
Commercial real-estate	0.49	0.64	0.59	0.61	0.84
Home equity	0.80	1.08	0.86	0.79	0.81
Residential real-estate	3.31	2.87	3.21	3.34	3.38
Premium finance receivables - commercial	0.98	1.03	0.87	0.89	0.95
Premium finance receivables - life insurance	0.01	—	—	—	0.03
Consumer and other	0.33	0.25	0.26	0.40	0.74
Total loans, net of unearned income	0.49%	0.55%	0.55%	0.58%	0.64%
Total non-performing assets as a percentage of total assets	0.57%	0.61%	0.62%	0.69%	0.79%
Allowance for loan losses as a percentage of total non-performing loans	130.89%	115.50%	116.56%	112.27%	104.06%

(1) As of the dates shown, no TDRs were past due greater than 90 days and still accruing interest.
(2) Non-accrual loans included TDRs totaling $10.6 million, $12.5 million, $12.6 million, $13.5 million and $15.9 million as of June 30, 2015, March 31, 2015, December 31, 2014, September 30, 2014 and June 30, 2014, respectively.